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                                   EXHIBIT 3

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                             RESTRUCTURING AGREEMENT

                                      Among

                            The Cypress Group L.L.C.,

                             TPG Partners II, L.P.,

                                   Nazem, Inc.

                                       And

                          Genesis Health Ventures, Inc.

                                   Dated as of

                                 October 8, 1999





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                             RESTRUCTURING AGREEMENT
                             -----------------------

          RESTRUCTURING AGREEMENT, dated as of October 8, 1999 (this "Agreement"), among The Cypress Group L.L.C., a Delaware limited liability company ("Cypress"), TPG Partners II, L.P., a Delaware limited partnership ("TPG"), Nazem, Inc., a Delaware corporation ("Nazem" and, together with Cypress and TPG, the "Sponsors"), and Genesis Health Ventures, Inc., a Pennsylvania corporation ("Genesis").

                              W I T N E S S E T H:

          WHEREAS, the parties hereto, directly or through affiliates, own all of the issued and outstanding capital stock of Genesis ElderCare Corp., a Delaware corporation ("Parent");

          WHEREAS, the parties hereto and Parent are parties to a Stockholders Agreement, dated October 9, 1997 (the "Stockholders Agreement");

          WHEREAS, the parties hereto are parties to a Put/Call Agreement, dated October 9, 1997 (the "Put/Call Agreement");

          WHEREAS, pursuant to a Letter of Intent, dated August 2, 1999, the Sponsors and Genesis have agreed to restructure their investment in Parent; and

          WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain agreements regarding rights and obligations of the parties.

          NOW, THEREFORE, in consideration of the mutual covenants and conditions as hereinafter set forth, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1 Certain Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the following meanings:

          "Affiliate" of any Person means any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

          "Agreement" shall have the meaning set forth in the preamble to this Agreement.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

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          "Capital Stock" means any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) or corporate stock, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such corporate stock.

          "Change in Control" shall be deemed to occur at any time that (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), in a single transaction or through a series of related transactions, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of more than 50% of the total Voting Stock of Genesis; (ii) Genesis consolidates or merges with or into another corporation or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates or merges with or into Genesis, in any such event pursuant to a transaction in which the outstanding Voting Stock of Genesis is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of Genesis is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities or other property in an amount which, if there is Public Debt outstanding at the time of such transaction, could be paid under the terms of such Public Debt and
(B) the holders of the Voting Stock of Genesis immediately prior to such transaction own, directly or indirectly, not less than 50% of the Voting Stock of the surviving corporation immediately after such transaction; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Genesis (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of Genesis was approved by a vote of at least 662/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Genesis then in office; or (iv) Genesis is liquidated or dissolved or adopts a plan of liquidation.

          "Closing" means the closing of the transactions contemplated by this Agreement.

          "Company Indemnified Person" shall have the meaning set forth in
Section 12.1(b).

          "Custody Agreement and Power of Attorney" shall have the meaning set forth in Section 11.1(d) of this Agreement.

          "Cypress" shall have the meaning set forth in the preamble to this Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "GAAP" means generally accepted accounting principles, as in effect in the United States of America on the date hereof and applied on a basis consistent with the manner in

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which such principles were applied in the preparation of the historical financial statements of Genesis.

          "Genesis" shall have the meaning set forth in the preamble to this Agreement.

          "Genesis Common Stock" means the common stock, par value $.02 per share, of Genesis and shall also include (i) capital stock of Genesis of any other class (regardless of how denominated) issued to the holders of shares of Genesis Common Stock upon any reclassification thereof in which the shares of Genesis Common Stock are converted into a new class of capital stock and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Genesis Common Stock.

          "Genesis Credit Agreement" means the Fourth Amended and Restated Credit Agreement, dated August 20, 1999, by and among Genesis and certain of its subsidiaries as borrowers, Mellon Bank, N.A. as issuer of letters of credit, Mellon Bank, N.A. as administrative agent, Citicorp USA, Inc. as syndication agent, First Union National Bank, as documentation agent, Bank of America, N.A., as syndication agent and certain other financial institutions identified therein as lenders together with any agreements executed in connection with a refinancing of any indebtedness under the Genesis Credit Agreement in each case as the same may be amended, restated, modified and/or supplemented from time to time.

          "Genesis Non-Voting Common Stock" means the non-voting common stock, par value $.02 per share, of Genesis to be created pursuant to Section 9.8 and shall also include (i) capital stock of Genesis of any other class (regardless of how denominated) issued to the holders of shares of Genesis Non-Voting Common Stock upon any reclassification thereof in which the shares of Genesis Non-Voting Common Stock are converted into a new class of capital stock and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Genesis Non-Voting Common Stock.

          "Genesis Rights Agreement"  shall have the meaning set forth in
Section 6.9.

          "Healthcare Related Business" means a business, the majority of whose revenues result from healthcare, long-term care or managed care related businesses or facilities, including businesses which provide insurance relating to the costs of healthcare, long-term care or managed care services.

          "Holder" means any Person who owns Registrable Securities.

          "Losses" shall have the meaning set forth in Section 12.1(a).

          "Material Adverse Effect" means any change or effect that, either individually or in the aggregate with all other changes or effects, is materially adverse to the business, operations, assets, liabilities (including contingent liabilities), financial condition or results of operations of Genesis and its subsidiaries taken as a whole.

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          "Multicare" means The Multicare Companies, Inc., a wholly owned subsidiary of Parent.

          "Multicare Credit Agreement" means the Credit Agreement, dated October 9, 1997, among Multicare, certain of its subsidiaries, Mellon as administrative agent, and certain other agents and lenders referred to therein as previously amended, together with any agreements that refinance any of the indebtedness under the Multicare Credit Agreement, in each case as the same may be amended, restated, modified and/or supplemented from time to time.

          "Parent" shall have the meaning set forth in the recitals to this Agreement.

          "Person" means any individual, corporation, partnership, joint venture, trust, business, unincorporated organization or other entity.

          "Pre-emptive Right Notice" shall have the meaning specified in
Section 5.4(b).

          "Public Debt" means obligations evidenced by bonds, notes, debentures or other similar instruments issued in an underwritten public offering registered under the Securities Act, in an offering pursuant to Rule 144A under the Securities Act or in an exchange offer registered on Form S-4 under the Securities Act.

          "Redeemable Capital Stock" means, with respect to any Person, any Capital Stock of such Person that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the last stated maturity of the principal of any Public Debt of such Person outstanding at the time of issuance of such Capital Stock or is redeemable at the option of the holder thereof at any time prior to any such stated maturity, or is convertible into or exchangeable for debt securities at any time prior to any such stated maturity at the option of the holder thereof.

          "Registrable Securities" means (i) the Genesis Common Stock and Warrants issued pursuant to Section 3.1, (ii) the Genesis Common Stock issued upon exercise of the Warrants, (iii) the Series H Preferred Stock (whenever issued), (iv) Series I Preferred Stock (whenever issued), (v) the Genesis Common Stock issued upon conversion of the Series H Preferred Stock, (vi) the Genesis Non-Voting Common Stock issued upon conversion of the Series I Preferred Stock and (vii) any securities issued or distributed in respect of such Genesis Common Stock, Genesis Non-Voting Common Stock, Warrants, Series H Preferred Stock or Series I Preferred Stock by way of transfer, substitution, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, liquidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (y) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Genesis and subsequent

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disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in force or (z) they shall have ceased to be outstanding.

          "Registration Expenses" means any and all expenses incident to performance of or compliance with Sections 11.1, 11.2 and 11.3 of this Agreement, including, without limitation, (i) all SEC and securities exchange or National Association of Securities Dealers, Inc. registration and filing fees,
(ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 4.3(h), (v) the fees and disbursements of counsel for Genesis and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of one counsel, other than Genesis' counsel, selected by the holders of a majority of the Registrable Securities being registered to represent all holders of the Registrable Securities being registered in connection with each such registration (it being understood that any such holder may, at its own expense, retain separate counsel to represent it in connection with such registration),
(vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained in connection with the requested registration. Notwithstanding anything to the contrary, Registration Expenses shall not include underwriting discounts, commissions and transfer taxes, if any, relating to sales of Registrable Securities.

          "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

          "SEC Filings" shall have the meaning set forth in Section 6.7(a).

          "Securities Act" means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "Sponsors" shall have the meaning set forth in the preamble to this Agreement.

          "Sponsor Affiliate" means any investment fund or investment vehicle under common control with a Sponsor.

          "Sponsor Indemnified Person" shall have the meaning set forth in
Section 12.1(a).

          "Stockholders Agreement" shall have the meaning set forth in the recitals to this
Agreement.
          "Third Party Claim" have the meaning set forth in Section 12.2.

          "TPG" shall have the meaning set forth in the preamble to this Agreement.

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          "Transaction Securities"  shall have the meaning set forth in
Section 6.3.

          "Transaction Voting Securities" shall have the meaning set forth in
Section 5.3(a).

          "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "Warrants" means the collective reference to the warrants with the terms and conditions set forth in the Warrant Certificate attached as Exhibit D to this Agreement to be purchased and sold pursuant to Section 3.1.

                                   ARTICLE II

                         AMENDMENT OF PUT/CALL AGREEMENT

          Section 2.1 Modification of Put/Call Agreement. At the Closing, and upon the terms and subject to the conditions set forth in this Agreement, Cypress, TPG and Genesis and each of the Sponsor Affiliates parties to the Put/Call Agreement shall enter into an Amended and Restated Put/Call Agreement in the form of Exhibit A to this Agreement, which, among other things, shall result in the termination of the put option under the Put/Call Agreement.

         Section 2.2 Issuance of Preferred Securities. In consideration for the termination of the put option under the Put/Call Agreement, at the Closing, upon the terms and subject to the conditions set forth in this Agreement, Genesis shall (a) issue to one or more Sponsor Affiliates designated by Cypress 12,185 shares of Genesis' Series H Senior Convertible Participating Cumulative Preferred Stock with the relative rights, preferences and limitations set forth in Exhibit B to this Agreement (the "Series H Preferred Stock") and 8,815 shares of Genesis' Series I Senior Convertible Exchangeable Participating Cumulative Preferred Stock with the relative rights, preferences and limitations set forth in Exhibit C to this Agreement (the "Series I Preferred Stock"), (b) issue to TPG or one or more Sponsor Affiliates designated by TPG 11,575 shares of Series H Preferred Stock and 8,375 shares of Series I Preferred Stock and
(c) issue to one or more Sponsor Affiliates designated by Nazem 609 shares of Series H Preferred Stock and 441 shares of Series I Preferred Stock.

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                                  ARTICLE III

                    PURCHASE AND SALE OF GENESIS COMMON STOCK
                  AND WARRANTS TO PURCHASE GENESIS COMMON STOCK

          Section 3.1 Agreement to Purchase and Sell; Purchase Price. (a) At the Closing, and upon the terms and subject to the conditions set forth in this Agreement, Genesis shall sell to one or more Sponsor Affiliates designated by Cypress, and Cypress shall cause such Sponsor Affiliates to purchase from Genesis, (i) 6.25 million shares of Genesis Common Stock and (ii) Warrants to purchase 1 million shares of Genesis Common Stock. The aggregate purchase price for the securities to be purchased and sold pursuant to this Section 3.1(a) shall be $25 million, payable in immediately available funds.

          (b) At the Closing, and upon the terms and subject to the conditions set forth in this Agreement, Genesis shall sell to TPG and/or one or more Sponsor Affiliates designated by TPG, and TPG shall, and/or shall cause such Sponsor Affiliates, as applicable, to purchase from Genesis, 6.25 million shares of Genesis Common Stock and Warrants to purchase 1 million shares of Genesis Common Stock. The aggregate purchase price for the securities to be purchased and sold pursuant to this Section 3.1(b) shall be $25 million, payable in immediately available funds.

                                   ARTICLE IV

                                     CLOSING

          Section 4.1 Closing. (a) The Closing shall take place shall take place as soon as practicable after satisfaction or waiver of the conditions set forth herein at the offices of Simpson Thacher and Bartlett, 425 Lexington Avenue, New York, New York.

          Section 4.2 Closing Obligations. (a) At the Closing, Genesis shall deliver:

                  (i) to the Sponsor Affiliates designated by Cypress, to TPG and/or the Sponsor Affiliates designated by TPG and to the Sponsor Affiliates designated by Nazem, as applicable, certificates representing the shares of the Series H Preferred Stock and the Series I Preferred Stock being purchased and sold pursuant to Section 2.2 of this Agreement;

                  (ii) to the Sponsor Affiliates designated by Cypress and to TPG and/or the Sponsor Affiliates designated by TPG, as applicable, certificates representing the Genesis Common Stock and the Warrants substantially in the form of Exhibit D to this Agreement being purchased and sold pursuant to Section 3.1 of this Agreement;

                  (iii) the opinion of Blank Rome Comisky & McCauley LLP described in Section 8.2(b) of this Agreement;

                  (iv) the officer's certificate described in Section 8.2(j) of this Agreement;

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                  (v) the Amended and Restated Put/Call Agreement as
          contemplated by Section 2.1, authorized, executed and delivered by Genesis;

                  (vi) the Amended and Restated Stockholders Agreement as contemplated by Section 5.2, authorized, executed and delivered by Genesis; and

                  (vii) to Cypress and TPG immediately available funds in reimbursement in accordance with Section 9.10 of their expenses incurred prior to the Closing.

          (b) At the Closing, Cypress shall deliver:

                  (i) or shall cause the applicable Sponsor Affiliates to deliver, to Genesis the purchase price for the Genesis Common Stock and Warrants being purchased and sold pursuant to Section 3.1(a) of this Agreement;

                  (ii) the certificate of an authorized person of Cypress described in Section 8.3(d) of this Agreement;

                  (iii) the Amended and Restated Put/Call Agreement as contemplated by Section 2.1, authorized, executed and delivered by Cypress and its applicable Sponsor Affiliates;

                  (iv) the Amended and Restated Stockholders Agreement as contemplated by Section 5.2, and the proxy related thereto, each authorized, executed and delivered by Cypress and its applicable Sponsor Affiliates; and

                  (v) the Irrevocable Proxy or Proxies which it is required to grant or caused to be granted pursuant to Section 5.3 of this Agreement.

          (c) At the Closing, TPG shall deliver:

                  (i) or shall cause the applicable Sponsor Affiliates to deliver, to Genesis the purchase price for the Genesis Common Stock and Warrants being purchased and sold pursuant to Section 3.1(b) of this Agreement;

                  (ii) the certificate of an authorized person of TPG described in Section 8.3(d) of this Agreement;

                  (iii) the Amended and Restated Put/Call Agreement as contemplated by Section 2.1, authorized, executed and delivered by TPG and its applicable Sponsor Affiliates;

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                  (iv) the Amended and Restated Stockholders Agreement as
          contemplated by Section 5.2, and the proxy related thereto, each authorized, executed and delivered by TPG and its applicable Sponsor Affiliates; and

                  (v) the Irrevocable Proxy or Proxies which it is required to grant or caused to be granted pursuant to Section 5.3 of this Agreement.

          (d) At the Closing, Nazem shall deliver:

                  (i) the certificate of an authorized person of Nazem described in Section 8.3(d) of this Agreement;

                  (ii) the Amended and Restated Put/Call Agreement as contemplated by Section 2.1, authorized, executed and delivered by Nazem and its applicable Sponsor Affiliates;

                  (iii) the Amended and Restated Stockholders Agreement as contemplated by Section 5.2, and the proxy related thereto, each authorized, executed and delivered by Nazem and its applicable Sponsor Affiliates; and

                  (iv) the Irrevocable Proxy or Proxies which it is required to grant or caused to be granted pursuant to Section 5.3 of this Agreement.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

          Section 5.1 Additional Voting Right. For so long as Cypress or TPG or Sponsor Affiliates affiliated with Cypress or TPG have the right to designate directors on the board of directors of Genesis pursuant to the terms of the Series H Preferred Stock, Genesis shall not (i) without the consent of two of the directors so designated, enter into any transaction or series of transactions which would constitute a Change in Control or engage in any transaction pursuant to Rule 13e-3 under the Exchange Act or (ii) without the unanimous consent of the members of the litigation committee of Genesis' board of directors settle any action at law or suit in equity disclosed in any public filing made by Genesis with the U.S. Securities and Exchange Commission or any claim or demand made by a third party arising out of or related to the facts or circumstances underlying any such action or suit.

          Section 5.2 Stockholders Agreement. At the Closing, and upon the terms and subject to the conditions set forth in this Agreement, Cypress, TPG and Genesis and each of the Sponsor Affiliates party to the Stockholders Agreement shall enter into an Amended and Restated Stockholders Agreement in the form of Exhibit E to this Agreement (with such changes, additions or other modifications thereto as the lenders under the Genesis Credit Agreement (or an agent acting on behalf of such lenders) shall reasonably require).

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          Section 5.3 Irrevocable Proxy. (a) Each Sponsor owning Series H
Preferred Stock, Genesis Common Stock issued upon conversion of Series H Preferred Stock, Genesis Common Stock issued pursuant to Section 3.1 of this Agreement or Genesis Common Stock issued upon exercise of Warrants (collectively, the "Transaction Voting Securities") or any securities issued or distributed in respect of Transaction Voting Securities shall, and each Sponsor shall cause each Sponsor Affiliate affiliated with such Sponsor owning Transaction Voting Securities or any securities issued or distributed in respect of Transaction Voting Securities to, grant to Genesis an irrevocable proxy and power of attorney substantially in the form of Exhibit F hereto.

          (b) Prior to each vote of securityholders of Genesis in which the holders of Genesis Common Stock are entitled to vote generally, each Sponsor owning Transaction Voting Securities on the applicable record date shall, and each Sponsor shall cause each Sponsor Affiliate affiliated with such Sponsor owning Transaction Voting Securities on the applicable record date to, deliver to Genesis no more than 10 days after the record date a true and correct certificate setting forth the number and type of Transaction Voting Securities owned by such person on the applicable record date. Not later than the later of 10 days prior to such vote or 10 days after the notice from the Sponsors, Genesis shall provide notice with reasonable detail supporting its calculation to each Sponsor and Sponsor Affiliate owning Transaction Voting Securities on the applicable record date of the number and type of securities owned by such Person on the applicable record date that Genesis is entitled to vote pursuant to the irrevocable proxy and power of attorney.

          Section 5.4 Pre-emptive Rights. (a) Cypress and TPG and the Sponsor Affiliates affiliated with Cypress and TPG shall each have a pro rata right, based on the number of shares of Genesis common stock held by them and the number of shares of Genesis common stock issuable upon exercise or conversion of other securities held by them, to participate in purchases of shares of Capital Stock of Genesis and securities exchangeable, convertible or exercisable for shares of Capital Stock of Genesis sold by Genesis; provided, that Cypress and TPG and the Sponsor Affiliates affiliated with Cypress and TPG shall not have such right in connection with (i) sales of securities in underwritten public offerings, (ii) sales of warrants offered in connection with sales of debt securities pursuant to Rule 144A under the Securities Act, (iii) the issuance of securities solely in exchange for assets or all of the stock of another Person (whether by merger, exchange or otherwise), (iv) issuances and sales of securities to employees and directors pursuant to benefit plans and (v) issuances and sales of securities in connection with joint ventures or other strategic relationships relating to a Healthcare Related Business; provided, however, that in the case of clause (v), the securities issued in connection with any joint venture or strategic relationship or any series of related joint ventures or strategic relationships do not represent more than 5% of the total voting power of Genesis.

          (b) Genesis shall give Cypress and TPG written notice (the "Pre-emptive Right Notice") of any sale of securities to which the pre-emptive rights established pursuant to Section 5.4(a) shall apply which notice shall contain the terms and preferences of the securities being offered and the terms upon which such securities are being offered, and each Person with pre-emptive rights pursuant to Section 5.4(a) shall have the right, exercisable by written notice to Genesis within ten Business Days from receipt of the Pre-emptive Right Notice to purchase such
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securities in accordance with Section 5.4(a). Each Person electing to purchase additional securities pursuant to Section 5.4(a) shall purchase such securities on the terms specified in the Pre-Emptive Right Notice. The closing of the purchase and sale of any such securities shall not take place earlier than twenty Business Days from the date of the Pre-Emptive Right Notice.

          Section 5.5 Standstill Obligations. (a) Effective as of the Closing, each Sponsor agrees that, other than pursuant to or as contemplated by this Agreement or the terms of the Transaction Securities and pursuant to stock splits, stock dividends or other distributions or offerings made available to holders of securities of Genesis generally, it shall not, and it shall cause its Affiliates not to, without the prior written consent of Genesis, directly or indirectly, alone or as part of a "group" (as defined in Section 13(d)(3) of the Exchange Act), acquire any shares of Voting Stock of Genesis or securities convertible into or exchangeable for any shares of Voting Stock of Genesis.

          (b) The restrictions contained in Section 5.5(a) shall terminate if:
(i) the board of directors of Genesis approves a transaction with any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) and such transaction would result in such person beneficially owning securities representing more than 35% of the total voting power of Genesis or all or substantially all of its assets; (ii) any person (other than Genesis in the case of an exchange offer) shall have commenced a tender or exchange offer for voting securities of Genesis or securities exchangeable, convertible or exercisable for voting securities of Genesis where all such voting securities represent more than 35% of the total voting power of Genesis; or (iii) none of Cypress, TPG and Sponsor Affiliates affiliated with Cypress or TPG have the right to designate directors on the board of directors of Genesis pursuant to the terms of the Series H Preferred Stock.


                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF GENESIS

          Genesis represents and warrants to the Sponsors as follows:

          Section 6.1 Organization and Good Standing. Genesis is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all corporate powers required to carry on its business as now conducted. Genesis is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

          Section 6.2 Capitalization. (a) As of the date hereof, the authorized Capital Stock of Genesis consists solely of 60,000,000 shares of common stock and 5,000,000 of preferred stock. As of September 30, 1999, there were 36,145,678 shares of Genesis common stock and 590,253

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

shares of Genesis preferred stock (all of which were shares of Genesis' Series G Cumulative Convertible Preferred Stock, each share of which is entitled to 13.44 votes per share) outstanding. Each share of Capital Stock of Genesis that is issued and outstanding has been duly authorized and validly issued and is fully paid and nonassessable, and the issuance thereof was not subject to any pre-emptive or other similar rights or made in violation of any applicable law.

          (b) Except as set forth on Schedule 6.2(b), there are no outstanding options, warrants, agreements, conversion rights, exchange rights, pre-emptive rights or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of Capital Stock of Genesis or any subsidiary of Genesis and there are no restrictions upon, or contracts or understandings of Genesis or any Affiliate of Genesis with respect to, the voting, issuance or transfer of any shares of Capital Stock of Genesis or any subsidiary of Genesis.

          Section 6.3 Issuance of Securities. The (i) shares of Series H Preferred Stock issuable pursuant to Section 2.2 of this Agreement, (ii) shares of Series I Preferred Stock issuable pursuant to Section 2.2 of this Agreement,
(iii) shares of Series H Preferred Stock issuable upon exchange of the Series I Preferred Stock pursuant to the terms of the Series I Preferred Stock, (iv) shares of Series I Preferred Stock issuable in the payment of dividends on the Series H Preferred Stock pursuant to the terms of the Series H Preferred Stock,
(v) shares of Genesis Common Stock issuable upon conversion of the Series H Preferred Stock pursuant to the terms of the Series H Preferred Stock, (vi) shares of Genesis Non-Voting Common Stock issuable upon conversion of the Series I Preferred Stock pursuant to the terms of the Series I Preferred Stock, (vii) shares of Genesis Common Stock issuable pursuant to Section 3.1 of this Agreement, (viii) Warrants issuable pursuant to Section 3.1 of this Agreement and (ix) shares of Genesis Common Stock issuable upon exercise of the Warrants (collectively, the "Transaction Securities"), in each case have been duly authorized and when issued and delivered in accordance with the terms of this Agreement and, to the extent applicable, the terms of the Series H Preferred Stock, the Series I Preferred Stock and the Warrants, will be validly issued and outstanding, fully paid and nonassessable free and clear of all liens, claims and restrictions other than those created by the recipient, with no personal liability attached to the ownership thereof; and the holders of the outstanding Capital Stock of Genesis are not entitled to any pre-emptive or other rights to subscribe for such shares.

          Section 6.4 Authority. The execution, delivery and performance of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Genesis and, except for the requisite shareholder approvals contemplated by Section 9.3, no other proceedings on the part of Genesis are necessary to authorize and approve this Agreement or any of the transactions contemplated hereby including, without limitation, the amendment of Genesis' articles of incorporation as contemplated by Section 9.8. This Agreement has been duly executed and delivered by Genesis and constitutes the legal, valid and binding obligation of Genesis, enforceable against Genesis in accordance with the terms hereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity and indemnification may be limited under federal and state securities laws.

          Section 6.5 No Conflicts. Except as set forth in Schedule 6.6, (i) the execution and delivery by Genesis of this Agreement, the Amended and Restated Put/Call Agreement and the Amended and Restated Stockholders Agreement, (ii) the issuance of the Transaction Securities as contemplated hereby and, to the extent applicable, by the terms of the Series H Preferred Stock, the Series I Preferred Stock and the Warrants and (iii) the performance by Genesis of, and the consummation of the transactions contemplated by, this Agreement, the Amended and Restated Put/Call Agreement and the Amended and Restated Stockholders Agreement, do not and will not result in the creation of any lien on, or security interest in, any of the assets of Genesis or any of its subsidiaries or violate, conflict with or constitute a breach of, or a default under, or give rise to any right of termination, cancellation or acceleration under, (x) any material agreement, indenture or instrument to which Genesis or any of its subsidiaries is a party or which is binding on Genesis or any of its subsidiaries, (y) the terms of the articles of incorporation or bylaws of Genesis or (z) any law or any order or regulation applicable to Genesis of any court, regulatory body, administrative agency or governmental body having jurisdiction over Genesis, except for any lien or security interest or, in the case of clauses (x) and (z), any violation, conflict, breach, termination, cancellation or acceleration that would not, individually or in the aggregate, have a Material Adverse Effect.

          Section 6.6 Required Filings; Consents and Approvals. Except as set forth in Schedule 6.6, no consent, approval or authorization of, or filing, registration or qualification with, any court, governmental, administrative or judicial authority or regulatory body or any Person (i) is required on the part of Genesis for the execution, delivery and performance of this Agreement and the transactions contemplated hereby, other than those which have been duly obtained or made or will be required in connection with Article XI of this Agreement (which will be timely obtained or made) or (ii) is required on the part of the Sponsors in connection with the disposition of their stock in Parent in one or more transactions.

          Section 6.7 SEC Filings; Financial Statements. (a) Genesis has timely filed all reports, registration statements and other filings, together with any amendments or supplements required to be made with respect thereto, that it has been required to file with the SEC under the Securities Act or the Exchange Act (all such reports, registration statements and other filings, as amended or supplemented and including all documents incorporated by reference therein, filed since January 1, 1998, are referred to herein as the "SEC Filings"). As of the respective dates of their filing with the SEC, the SEC Filings complied in all material respects with the applicable provisions of Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the historical financial statements of Genesis (including any related notes or schedules) included in the SEC Filings was prepared in accordance with GAAP (except as may be disclosed therein) and complied in all material respects with the rules and regulations of the SEC. Such financial statements fairly present the consolidated financial position of Genesis and its subsidiaries as of the dates presented and the results of operations, cash flows and changes in stockholders' equity for the periods presented (subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments on a basis comparable with past periods).

          Section 6.8 Listing of Genesis Common Stock. The shares of Genesis Common Stock and Genesis Non-Voting Common Stock which constitute Transaction Securities on the date of the issuance thereof, will be listed and eligible for trading on the principal United States securities exchange on which the Genesis Common Stock is then traded or on the NASDAQ National Market System, as the case may be.

          Section 6.9 Rights Plan. The Board of Directors of Genesis has amended the Rights Agreement, dated as of April 20, 1995 (the "Genesis Rights Agreement"), between Genesis and Mellon Securities Trust Company, as Rights Agent, to exclude the Sponsors and the Sponsor Affiliates from the definition of "Acquiring Person" (as such term is defined in the Genesis Rights Agreement). Neither the execution and delivery of this Agreement nor the transactions contemplated by this Agreement, including, without limitation, the receipt of the Transaction Securities by Sponsors or the Sponsor Affiliates and the issuance of Transaction Securities by Genesis, shall cause any rights under the Genesis Rights Agreement or any other rights plan (poison pill) of Genesis or any of its subsidiaries or its or their successors to issue or become exercisable or result in any other adverse consequence under the Genesis Rights Agreement or any other rights plan of Genesis to Sponsors or the Sponsor Affiliates owning Transaction Securities.

          Section 6.10 Inapplicability of Antitakeover Statutes or Provisions. No state takeover statute or similar statute or regulation applies, purports to apply or will, following the occurrence of any event contemplated hereby or otherwise, apply to the transactions contemplated by this Agreement, including, without limitation, the receipt of Transaction Securities by Sponsors or the Sponsor Affiliates and the issuance of Transaction Securities by Genesis, and, except as provided in this Agreement, no provision of the articles of incorporation, bylaws or other governing documents of Genesis will, following the occurrence of any event contemplated hereby or otherwise, restrict or impair the ability of Sponsors or the Sponsor Affiliates or any subsequent transferee to vote or otherwise exercise the rights of a stockholder with respect to Transaction Securities or otherwise obtain the benefits of this Agreement. At least seventy-five percent (75%) of the entire Board of Directors of Genesis has approved this Agreement and the transactions contemplated hereby, and no vote of shareholders is required pursuant to the provisions of Article 10 of Genesis' articles of incorporation in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

          Section 6.11 Compliance With Securities Law. Based, in part, on the representations and warranties of the Sponsors contained in Section 7.5, the offer and sale of the Transaction Securities are exempt from the registration and prospectus delivery requirements of the Securities Act. Neither Genesis nor anyone acting on Genesis' behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would subject the transactions contemplated hereby to the registration provisions of the Securities Act.

                                   ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES OF THE SPONSORS

          Each of the Sponsors severally, and not jointly, represents and warrants to Genesis as follows:

          Section 7.1 Organization and Good Standing. Such Sponsor and each Sponsor Affiliate affiliated with such Sponsor is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all powers required to carry on its business as now conducted.

          Section 7.2 Authority. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such Sponsor and the Sponsor Affiliates affiliated with such Sponsor. This Agreement has been duly executed and delivered by such Sponsor and the Sponsor Affiliates affiliated with such Sponsor and constitutes the legal, valid and binding obligation of such Sponsor and the Sponsor Affiliates affiliated with such Sponsor, enforceable against such Sponsor and the Sponsor Affiliates affiliated with such Sponsor in accordance with the terms hereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity and indemnification may be limited under federal and state securities laws.

          Section 7.3 No Conflicts. (i) The execution and delivery by such Sponsor and the Sponsor Affiliates affiliated with such Sponsor of this Agreement, the Amended and Restated Put/Call Agreement and the Amended and Restated Stockholders Agreement and (ii) the performance by such Sponsor and the Sponsor Affiliates affiliated with such Sponsor of, and the consummation of the transactions contemplated by, this Agreement, the Amended and Restated Put/Call Agreement and the Amended and Restated Stockholders Agreement, do not and will not result in the creation of any lien on, or security interest in, any of the assets of such Sponsor or any Sponsor Affiliates affiliated with such Sponsor or violate, conflict with or constitute a breach of, or a default under, or give rise to any right of termination, cancellation or acceleration under, (x) any material agreement, indenture or instrument to which such Sponsor or any Sponsor Affiliates affiliated with such Sponsor is a party or which is binding on such Sponsor or any Sponsor Affiliates affiliated with such Sponsor or, (y) the terms of the constituent documents of such Sponsor or any Sponsor Affiliates affiliated with such Sponsor or (z) any law or any order or regulation applicable to such Sponsor or any Sponsor Affiliates affiliated with such Sponsor or of any court, regulatory body, administrative agency or governmental body having jurisdiction over such Sponsor or any Sponsor Affiliates affiliated with such Sponsor, except for any lien or security interest or, in the case of clauses (x) and (z), any violation, conflict, breach, termination, cancellation or acceleration that would not, individually or in the aggregate, have a material adverse effect on such Sponsor or any Sponsor Affiliates affiliated with such Sponsor.

          Section 7.4 Required Filings; Consents and Approvals. Except as set forth on Schedule 7.4, except as may be required on the part of the Sponsors by any court, governmental, administrative or judicial authority or regulatory body in connection with any the acquisition of the Transaction Securities and except as may be required on the part of the Sponsors in connection with the disposition of their stock in Parent in one or more transactions, no consent, approval or authorization of, or filing, registration or qualification with, any court, governmental, administrative or judicial authority or regulatory body or any Person is required on the part of such Sponsor for the execution, delivery and performance of this Agreement and the transactions contemplated hereby, other than those which have been duly obtained or made.

          Section 7.5 Purchase for Investment. Such Sponsor and/or, if applicable, the Sponsor Affiliates affiliated with such Sponsor, are acquiring the Transaction Securities for investment and not with a view to, or for sale in connection with, any distribution thereof. Such Sponsor and/or, if applicable, the Sponsor Affiliates affiliated with such Sponsor (either alone or together with its advisors) have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Transaction Securities and is capable of bearing the economic risks of such investment.


                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

          Section 8.1 Conditions to Obligation of Each Party to Effect the Transactions. The respective obligations of each party to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other governmental authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Closing contemplated shall be in effect.

          (b) Required Filings and Consents. Each of the parties shall have obtained all necessary governmental, administrative, regulatory, shareholder and third party consents and approvals in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby (other than the consents contemplated in Section 8.2 (i) of this Agreement), and such consents and approvals shall be in full force and effect. The waiting period (and any extension thereof) applicable to the transactions contemplated hereby under the
                                       16

Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have been terminated or shall have expired.

          Section 8.2 Conditions to Obligation of the Sponsors to Effect the Transactions. The respective obligations of the Sponsors to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) Listing of Genesis Common Stock. The Genesis Common Stock to be issued at the Closing shall be listed and eligible for trading on a principal United States securities exchange on which the Genesis Common Stock is then traded or on the NASDAQ National Market System as the case may be.

          (b) Opinion of Counsel. Genesis shall have delivered to the Sponsors an opinion from Blank Rome Comisky & McCauley LLP, reasonably satisfactory to the Sponsors, with respect to the matters addressed in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.9, 6.10 and 6.11. In rendering such opinion, such counsel may rely on the opinion of Genesis' corporate counsel to the extent consistent with past practice.

          (c) Representations and Warranties. The representations and warranties of Genesis contained herein shall be true and correct in all material respects as of the date hereof and at, and as of, the Closing, with the same force and effect as though made at, and as of, the Closing, except that, to the extent any representation or warranty is made as of a specified date, it need be true only as of such date (it being understood that, for purposes of determining the truth and correctness of Genesis' representations and warranties, all Material Adverse Effect and materiality qualifiers contained in such representations and warranties shall be disregarded).

          (d) Proceedings and Documents. All corporate proceedings on the part of Genesis in connection with the transactions contemplated hereby and all documents and instruments incident to the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Sponsors, and such counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          (e) Certificates of Designation; Amendment to Articles of Incorporation. The Certificates of Designation for the Series H Preferred Stock and the Series I Preferred Stock substantially in the forms attached hereto as Exhibits B and C, respectively, and the amendment to Genesis' articles of incorporation as contemplated by Section 9.8 shall have been filed in accordance with the laws of the Commonwealth of Pennsylvania.

          (f) No Change of Control. No Change in Control shall have occurred.

          (g) No Material Breach. Genesis shall have performed in all material respects all of its obligations and covenants contained in this Agreement to be performed by it at or prior to the Closing.

          (h) No Material Adverse Change. There shall not have occurred any event, circumstance, condition, fact or other matter which has had a Material Adverse Effect.

          (i) Regulatory Consents. The Sponsors shall have obtained all necessary governmental, administrative and regulatory consents and approvals, and made all governmental, administrative and regulatory filings required to be made at or prior to the Closing, in connection with the Sponsors' disposition of their stock in Parent in one or more transactions satisfactory to the Sponsors.

          (j) Officer's Certificate. The Sponsors shall have received a certificate signed by an authorized officer of Genesis certifying as to the fulfillment of the conditions set forth in Sections 8.2(a), (c), (e), (g), (h) and (k).

          (k) Other Agreements. Genesis shall have entered into each of the Amended and Restated Put/Call Agreement and the Amended and Restated Stockholders Agreement.

          (l) Certificates. The Sponsors shall have received certificates representing the Transaction Securities to be acquired by them at the Closing pursuant to Sections 2.2 and 3.1.

          (m) Expenses. Concurrently with the Closing, Genesis shall reimburse Cypress and TPG in accordance with Section 9.10 for their expenses incurred prior to the Closing.

          Section 8.3 Conditions to Obligation of Genesis to Effect the Transactions. The obligation of Genesis to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) Representations and Warranties. The representations and warranties of each Sponsor contained herein shall be true and correct in all material respects as of the date hereof and at, and as of, the Closing, with the same force and effect as though made at, and as of, the Closing, except that, to the extent any representation or warranty is made as of a specified date, it need be true only as of such date (it being understood that, for purposes of determining the truth and correctness of each Sponsor's representations and warranties, all materiality qualifiers contained in such representations and warranties shall be disregarded).

          (b) Opinion of Counsel. Each of Cypress and TPG shall have delivered to Genesis an opinion from its counsel, reasonably satisfactory to Genesis, with respect to the matters addressed in Sections 7.2 and 7.3(y); provided, that such counsel need not express any opinion concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law and the Delaware Uniform Limited Partnership Law, and, provided, further, that such counsel need not express any opinion concerning any matter of health care or insurance law or regulation.

          (c) No Material Breach. Each Sponsor shall have performed in all material respects all of its obligations and covenants contained in this Agreement to be performed by it at or prior to the Closing.

          (d) Officer's Certificate. Genesis shall have received from each Sponsor a certificate signed by an authorized person of such Sponsor certifying as to the fulfillment of the conditions set forth in Sections 8.3(a), (c) and
(e).

          (e) Other Agreements. Each of Cypress and TPG shall have entered into each of the Amended and Restated Put/Call Agreement and the Amended and Restated Stockholders Agreement.

          (f) Purchase Price. Genesis shall have received the purchase price for the Genesis Common Stock and the Warrants being purchased and sold at the Closing pursuant to Section 3.1.


                                   ARTICLE IX

                              COVENANTS OF GENESIS

          Genesis covenants and agrees as follows for the benefit of each
Sponsor:

          Section 9.1 Further Assurances. (a) Subject to the terms and conditions hereof, Genesis shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable or reasonably requested by Cypress or TPG to consummate and make effective, as promptly as practicable, the transactions contemplated by this Agreement. In this regard, Genesis shall use its reasonable best efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with and to cause all conditions precedent to the obligations of the parties to be satisfied.

          (b) Genesis shall prepare, file and deliver, as applicable, all applications and other notices and documents required in connection with, and use its reasonable best efforts to obtain promptly and comply with any conditions contained in all governmental, administrative, regulatory, shareholder and third party consents and approvals required to be obtained by it in connection with, the transactions contemplated by this Agreement, including, without limitation, any filings under the HSR Act. Genesis shall use its reasonable best efforts to cooperate with the Sponsors in connection with their similar activities.

          Section 9.2 Operation of Business; Certain Negative Covenants. From the date hereof until the Closing, except as contemplated by this Agreement or unless each of Cypress and TPG gives its prior written consent, Genesis shall operate its business only in the normal course, consistent with past practice and in compliance with applicable laws. From the date hereof until the Closing, unless each of Cypress and TPG gives its prior written consent, Genesis shall not:

          (a) enter into any transaction or series of transactions which would constitute a Change in Control or engage in any transaction pursuant to Rule 13e-3 under the Exchange Act;

          (b) issue, reissue, sell, pledge, encumber or otherwise dispose of, reclassify, combine, split or subdivide any of its Capital Stock, or authorize any of the foregoing, other than pursuant to commitments outstanding on the date hereof or pursuant to employee benefit plans existing on the date hereof;

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any Capital Stock of Genesis; or

          (d) amend, modify, supplement or otherwise change any of the terms of Genesis' articles of incorporation or bylaws.

          Section 9.3 Stockholder Vote The Company shall (unless previously adopted) present proposals, in accordance with all applicable laws and regulations, to its stockholders at a special meeting held as promptly as practicable after the date hereof, including, without limitation, proposals seeking the approval of the amendment of Genesis' articles of incorporation as contemplated by Section 9.8 and any approvals required by the New York Stock Exchange, Inc. The members of the board of directors of Genesis shall, to the extent consistent with their fiduciary duties, recommend approval of such proposals. In connection with the foregoing, Genesis shall use its reasonable best efforts to file and have cleared by the SEC, and will thereafter mail to its stockholders as promptly as practicable, all proxy materials which are necessary or advisable.

          Section 9.4 No Acts or Omissions. Genesis shall not enter into any agreement, take any action or fail to take any action that would materially impair its ability to perform its obligations under this Agreement or cause any condition to any parties' obligation hereunder to consummate the Closing to be incapable of being satisfied.

          Section 9.5 Notice to Sponsors. Genesis shall promptly advise the Sponsors of any change, development or condition that may materially impair Genesis' ability to consummate the Closing or cause any condition to any parties' obligation hereunder to consummate the Closing to be incapable of being satisfied.

          Section 9.6 Public Announcements. Unless required by law, regulation or legal or judicial process or the rules of any securities exchange or over the counter market, prior to the Closing, neither Genesis nor any Person on Genesis' behalf shall make any news release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the consent of Cypress and TPG, which consent shall not be unreasonably withheld. If any such news release or public disclosure shall be required by law, regulation or legal or judicial process or the rules of any securities exchange or over the counter market and, in any event, prior to any such news release or public disclosure following the Closing, Genesis shall give Cypress and TPG notice thereof and consult with Cypress and TPG with respect thereto.

          Section 9.7 Reservation of Securities. For so long as any of the Series H Preferred Stock or any Warrants are outstanding, Genesis shall reserve and keep available, free from pre-emptive rights, (i) a sufficient number of shares of Genesis Common Stock to satisfy its conversion obligation under the terms of the Series H Preferred Stock and its obligation to issue shares of Genesis Common upon exercise of Warrants and (ii) a sufficient number of shares of the Series I Preferred Stock to enable Genesis to declare and pay dividends on the Series H Preferred Stock in shares of Series I Preferred Stock, in accordance with the terms of the Series H Preferred Stock. For so long as any of the Series I Preferred Stock is outstanding, Genesis shall reserve and keep available, free from pre-emptive rights, a sufficient number of shares of Genesis Non-Voting Common Stock to satisfy its conversion obligation under the terms of the Series I Preferred Stock and a sufficient number of shares of Series H Preferred Stock to enable Genesis to exchange the Series I Preferred Stock therefor in accordance with the terms of the Series I Preferred Stock.

          Section 9.8 Certificates of Designations; Amendment to Articles. Prior to the Closing, Genesis shall (i) file a certificate of designations for each of the Series H Preferred Stock and the Series I Preferred Stock substantially in the forms of Exhibits B and C hereto, respectively, in accordance with the laws of the Commonwealth of Pennsylvania and (ii) file an amendment to Genesis' articles of incorporation in form and substance reasonably satisfactory to Cypress and TPG effecting such changes to Genesis' articles of incorporation as may be necessary or advisable in connection with the transactions contemplated by this Agreement, including, without limitation, (y) creating the Genesis Non-Voting Common Stock (which shall have rights, preferences and limitations which are identical in all respects to the Genesis Common Stock except that the Genesis Non-Voting Common Stock shall not have the right to vote other than any right to vote provided by law) and (z) providing for a sufficient number of authorized shares of Genesis Common Stock and Genesis Non-Voting Common Stock for issuance as contemplated by this Agreement, the Warrants, the Series H Preferred Stock and the Series I Preferred Stock.

          Section 9.9 Disclosure. Subject to reasonable confidentiality provisions, Genesis shall promptly furnish Cypress and TPG with all financial and other information concerning Genesis and related matters, and access to personnel of Genesis, which Cypress and TPG may reasonably request.

          Section 9.10 Fees and Expenses. If the Closing shall occur, Genesis shall promptly reimburse Cypress and TPG for their expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby (including the fees and expenses of their professional advisors) up to a maximum aggregate amount of $1,000,000.

          Section 9.11 No Amendment. Except as specifically contemplated hereby, Genesis shall not amend, modify, supplement or otherwise change any of the terms of its articles of incorporation, bylaws, shareholder rights agreement or other constituent document in a manner that would be adverse to Sponsors (other than an amendment, modification or supplement or other change which would affect Sponsors the same as other shareholders of Genesis).

          Section 9.12 Tax Treatment of Preferred Stock. Genesis (i) intends that the Series H Preferred Stock and the Series I Preferred Stock will be treated as stock that is other than "preferred stock" within the meaning of Treasury regulation section 1.305-5(a) and (ii) shall prepare any and all returns, reports and other statements (including, in each case, any schedule or attachment thereto, or any amendment thereof) relating to United States federal income taxation in a manner consistent with such treatment.

          Section 9.13 Appointment of Sponsor Directors. Prior to the Closing, the Board of Directors of Genesis shall take all actions necessary to appoint to the Board of Directors of Genesis the number of directors to be nominated by TPG and Cypress Merchant Banking Partners L.P. in accordance with Section 8 of the Certificate of Designations of the Series H Preferred Stock, such appointments to be effective from and after the Closing until the next annual meeting of shareholders of Genesis.


                                    ARTICLE X

                            COVENANTS OF THE SPONSORS

          Each of the Sponsors severally, and not jointly, covenants and agrees as follows:

          Section 10.1 Further Assurances. (a) Subject to the terms and conditions hereof, such Sponsor shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable or reasonably requested by Genesis to consummate and make effective, as promptly as practicable, the transactions contemplated by this Agreement. In this regard, such Sponsor shall use its reasonable best efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with and to cause all conditions precedent to the obligations of the parties to be satisfied.

          (b) Such Sponsor shall prepare, file and deliver, as applicable, all applications and other notices and documents required in connection with, and use its reasonable best efforts to obtain promptly and comply with any conditions contained in all governmental, administrative, regulatory, shareholder and third party consents and approvals required to be obtained by it in connection with, the transactions contemplated by this Agreement, including, without limitation, any filings under the HSR Act. Such Sponsor shall use its reasonable best efforts to cooperate with Genesis in connection with its similar activities.

          Section 10.2 No Acts or Omissions. Such Sponsor shall not enter into any agreement or take any action that would materially impair its ability to perform its obligations under this Agreement or cause any condition to any parties' obligation hereunder to consummate the Closing to be incapable of being satisfied.

          Section 10.3 Public Announcements. Unless required by law, regulation or legal or judicial process, prior to the Closing, neither such Sponsor nor any Person on such Sponsor's behalf shall make any news release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the consent of Genesis, which consent shall not be unreasonably withheld. If any such news release or public disclosure shall be required by law, regulation or legal or judicial process or the rules of any securities exchange or over the counter market and, in any event, prior to any such news release or public disclosure following the Closing, such Sponsor shall give Genesis notice thereof and consult with Genesis with respect thereto.

          Section 10.4 Restriction on Sales. For so long as the standstill obligations set forth in Section 5.5 of this Agreement are in effect, such Sponsor shall not sell Transaction Securities which are voting securities or Warrants to (a) any person in a transaction or a series of transactions where such voting securities, together with any other voting securities known by such Sponsor to have been sold to such person by any other Sponsor, represent more than 15% of Genesis's total voting power or (b) to any "competitor" of Genesis, except, in any case, in an underwritten public offering, in an underwritten offering effected pursuant to Rule 144A (or any successor provision) under the Securities Act or in a transaction approved by Genesis's board of directors. Such Sponsor shall give notice to Genesis of any transfer of such securities, including the name of the transferee and whether it believes the transferee and the selling Sponsor are a "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act).

          For purposes of this Section 10.4, "competitor" shall mean any person which derives more than $500 million in revenues from the operation of long-term care facilities and/or institutional pharmacy sales; provided, that any person which derives more than $200 million in revenues from the operation of long-term care facilities and/or institutional pharmacy sales solely within one or two markets in which Genesis then operates (as most recently reported by Genesis in its filings with the SEC) shall be a "competitor".


                                   ARTICLE XI

                               REGISTRATION RIGHTS

          Section 11.1 Incidental Registration. (a) Right to Include Registrable Securities. Each time Genesis proposes to register securities under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, pursuant to a registration statement on which it is permissible to register Registrable Securities for sale to the public under the Securities

Act, it will give prompt written notice to all Holders of its intention to do so and the Holders' rights under this Section 11.1(a). Upon the written request of any Holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), Genesis will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which Genesis has been so requested to register by the Holders thereof; provided, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Genesis shall determine for any reason not to proceed with the proposed registration, Genesis may, at its election, give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering by Genesis (underwritten, at least in part, by Persons who are not Affiliates of Genesis), all Holders requesting to have Registrable Securities included in Genesis' registration must sell their Registrable Securities to such underwriters who shall have been selected by Genesis on the same terms and conditions as apply to Genesis, with such differences, including any with respect to indemnification and contribution, as may be customary or appropriate in combined primary and secondary offerings and such other differences as may be customary or appropriate in light of the fact that Genesis and such Holders may be selling different securities. If a proposed registration pursuant to this
Section 11.1(a) involves such an underwritten public offering, any Holder making a request under this Section 11.1(a) in connection with such registration may elect in writing, prior to the effective date of the registration statement filed in connection with such registration, to withdraw such request and not to have such securities registered in connection with such registration.

          (b) Expenses. Genesis will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to Section 11.1(a), regardless of whether such registration statement becomes effective.

          (c) Priority in Incidental Registrations. If a registration pursuant to this Section 11.1 involves an underwritten offering by Genesis (as described in Section 11.1(a)(ii)) and the managing underwriter with respect to such offering advises Genesis in writing that, in its opinion, the number of securities (including all Registrable Securities) which Genesis, the Holders and any other persons intend to include in such registration exceeds the largest number of securities which can be sold in such offering without having an adverse effect on the offering of securities as contemplated by Genesis (including the price at which Genesis proposes to sell such securities), then Genesis will include in such registration (i) first, all the securities Genesis proposes to sell for its own account and (ii) second, (A) the number of shares of Registrable Securities which the Holders have requested to be included in such registration and (B) the number of shares of securities as to which the holders thereof have , as the date of this Agreement, the right to include in such registration and which the holders thereof have requested to be included in such registration, in each case which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above. If the number of shares of Registrable Securities which the Holders have requested to be included in such registration and the number of shares of such other securities which the holders thereof have requested to be included in such registration are accordingly reduced, such reduced number of Registrable Securities and such other securities shall be allocated pro rata among the holders thereof on the basis of the relative number of shares of Registrable Securities or such other securities then held by each such holder; provided, that any shares thereby allocated to any such holder that exceed such holder's request will be reallocated among the remaining requesting holders in like manner.

          (d) Custody Agreement and Power of Attorney. Upon Genesis' request, any Holder will execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to Genesis with respect to the shares of Registrable Securities to be registered pursuant to this Section 11.1 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Holder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Registrable Securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Holder's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Holder's behalf with respect to the matters specified therein.

          (e) Other Agreements. Each Holder shall execute such other agreements as Genesis may reasonably request to further accomplish the purposes of this
Section 11.1.

          Section 11.2 Registration on Request. (a) Request by Holders. Upon the written request of Cypress or TPG or the written request of any Holder or Holders of outstanding Registrable Securities which, together with the shares of Genesis Common Stock and the Genesis Non-Voting Common Stock issuable upon exercise or conversion of such Registrable Securities, constitute more than 50% of the shares of Genesis Common Stock and Genesis Non-Voting Common Stock that are then Registrable Securities and the shares of Genesis Common Stock and Genesis Non-Voting Common Stock then issuable upon exercise or conversion of Registrable Securities, requesting that Genesis effect the registration under the Securities Act of all or part of such Holder's or Holders' Registrable Securities (which Registrable Securities requested to be registered have a proposed aggregate public offering price as of the date of such request of not less than $25 million or which constitute all or such Holder's or Holders' Registrable Securities), and specifying the intended method of disposition thereof, Genesis will promptly give written notice of such requested registration to all other Holders, and thereupon will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

                  (i) the Registrable Securities which Genesis has been so requested to register by such Holders or Holder; and

                  (ii) all other Registrable Securities which Genesis has been requested to register by any other Holder thereof by written request given to Genesis within 30 days after the giving of such written notice by Genesis (which request shall specify the intended method of disposition of such Registrable Securities), so as to permit the disposition (in accordance with the Holders' intended method thereof) of the Registrable Securities so to be registered; provided, that Genesis shall not be obligated to file a registration statement relating to any registration request under this Section 11.2(a) (i) within a period of six months after the effective date of any other registration statement relating to
(A) any registration request under this Section 11.2(a) or (B) any registration of Registrable
                                       25

Securities effected under Section 11.1, (ii) if five registration statements relating to registration requests under this Section 11.2(a) have previously been filed and declared effective by the SEC or (iii) with respect to any Registrable Securities other than Common Stock or Non-Voting Common Stock, within 270 days after the Closing.

          (b) Expenses. Genesis will pay all Registration Expenses in connection with the five registrations of Registrable Securities pursuant to this Section
11.2 upon the written request of any of the Holders.

          (c) Effective Registration Statement. A registration requested pursuant to this Section 11.2 will not be deemed to have been effected unless it has become effective; provided, that if, within the period ending on the earlier to occur of (i) 180 days after the applicable registration statement has become effective, or (ii) the date on which the distribution of the Registrable Securities covered thereby has been completed, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected.

          (d) Shelf Registration. If Genesis is eligible to file a registration statement on Form S-3 (or any equivalent successor form), then the Person or Persons entitled to make a request for registration pursuant to Section 11.2(c) may elect to require that the registration then requested be effected using a shelf registration under Rule 415 of the Securities Act. Genesis will use its reasonable best efforts to cause any registration pursuant to this Section 11.2 effected as a shelf registration under Rule 415 of the Securities Act to remain effective for a period ending on the earlier of (i) two years after the effective date of the registration statement plus such additional period of time as Genesis or any Holder may be required under the Securities Act to deliver a prospectus in connection with any sale of Registrable Securities pursuant to such registration, and (ii) the date on which all Registrable Securities covered by such registration statement have been sold.

          (e) Selection of Underwriters. If a requested registration pursuant to this Section 11.2 involves an underwritten offering, the Person or Persons requesting registration shall have the right to select the investment banker or bankers and managers to administer the offering; provided, however, that such investment banker or bankers and managers shall be reasonably satisfactory to Genesis.

          (f) Priority in Requested Registrations. If a requested registration pursuant to this Section 11.2 involves an underwritten offering and the managing underwriter advises Genesis in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of Genesis which are not Registrable Securities) exceeds the largest number of securities which can be sold in such offering, Genesis will include in such registration only the Registrable Securities requested to be included in such registration. In the event that the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be sold, the number
                                       26
of such Registrable Securities to be included in such registration shall be allocated pro rata (in the case of securities other than common stock of Genesis, based on the number of shares of common stock then issuable upon exercise or conversion thereof) among all requesting Holders on the basis of the relative number of shares of Registrable Securities (in the case of securities other than common stock of Genesis, based on the number of shares of common stock then issuable upon exercise or conversion thereof) then held by each such Holder; provided, that any securities thereby allocated to any such Holder that exceed such Holder's request shall be reallocated among the remaining requesting Holders in like manner. In the event that the number of Registrable Securities requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold, Genesis may include in such registration the securities Genesis or other Persons propose to sell up to the number of securities that, in the opinion of the managing underwriter, can be sold.

          Section 11.3 Registration Procedures. If and whenever Genesis is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, Genesis will, as expeditiously as possible:

                  (a) prepare and, if the registration is pursuant to notice given under Section 11.2(a), in any event within 45 days after the giving of notice pursuant to Section 11.2(a), file with the SEC a registration statement with respect to such Registrable Securities on any form for which Genesis then qualifies or which counsel for Genesis shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective; provided, however, that Genesis may discontinue any registration of its securities which is being effected pursuant to Section 11.2 at any time prior to the effective date of the registration statement relating thereto;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of 180 days (or, in the case of a shelf registration pursuant to Rule 415 under the Securities Act, two years plus such additional period of time as Genesis or any Holder may be required under the Securities Act to deliver a prospectus in connection with any sale of Registrable Securities pursuant to such registration) or such lesser period of time as Genesis or any Holder may be required under the Securities Act to deliver a prospectus in connection with any sale of Registrable Securities, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in such registration statement; provided, that before filing a registration statement or prospectus, or any amendments or supplements thereto, Genesis will furnish to the Holders and their counsel copies of all documents proposed to be filed, which documents will be subject to the review of such counsel and will not be filed if such counsel reasonably objects;

                  (c) furnish to each Holder of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus and prospectus supplement, as applicable), in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder;

                  (d) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that Genesis shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 11.3(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (e) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

                  (f) notify each Holder of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 11.3(b), of Genesis' becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of
          Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

                  (h) (A) use its best efforts to cause all such Registrable Securities which are shares of Genesis Common Stock or Genesis Non-Voting Common Stock to be listed on any securities exchange on which the Genesis Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange and (B) provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

                  (i) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as sellers of Registrable Securities (on a converted or exercised basis, as applicable, in the case of Series H Preferred Stock, Series I Preferred Stock and Warrants) constituting a majority of the shares of Registrable Securities (on a converted or exercised basis, as applicable, in the case of Series H Preferred Stock, Series I Preferred Stock and Warrants) being registered or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including making appropriate members of senior management of Genesis available for customary participation in a "road show" presentation to potential investors;

                  (j) obtain a "cold comfort" letter or letters from Genesis' independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as Sellers of Registrable Securities (on a converted or exercised basis, as applicable, in the case of Series H Preferred Stock, Series I Preferred Stock and Warrants) constituting a majority of the shares of Registrable Securities (on a converted or exercised basis, as applicable, in the case of Series H Preferred Stock, Series I Preferred Stock and Warrants) being registered or issuable upon exercise or conversion of Registrable Securities being registered shall reasonably request (provided that Registrable Securities constitute at least 25% of the securities covered by such registration statement); and

                  (k) make available for inspection by representatives of the Holders of the Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Genesis, and cause all of Genesis' officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

          Genesis may require each Holder of Registrable Securities as to which any registration is being effected to furnish Genesis with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as Genesis may from time to time reasonably request in writing.

          Each Holder of Registrable Securities, upon receipt of any notice from Genesis of the happening of any event of the kind described in Section 11.3(f), shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 11.3(f), and, if so directed by Genesis, such Holder shall deliver to Genesis (at Genesis' expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Genesis shall give any such notice, the period mentioned in Section 11.3(b) shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 11.3(f) and through the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 11.3(f).

          Section 11.4 Indemnification. (a) Indemnification by Genesis. In the event of any registration of any securities of Genesis under the Securities Act pursuant to Section 11.1 or 11.2, Genesis hereby indemnifies and agrees to hold harmless, to the extent permitted by law, each Holder of Registrable Securities covered by such registration statement, each affiliate of such Holder and their respective directors and officers or general and limited partners (and the directors, officers, affiliates and controlling Persons thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or
(b) any omission or alleged omission to state therein a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading, and Genesis will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that Genesis shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to Genesis by such Indemnified Party for use in the preparation thereof; and provided, further, that Genesis will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 11.4(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein) or of the final prospectus as then amended or supplemented (including any documents incorporated by reference therein), whichever is most recent, if Genesis has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and shall survive the transfer of such securities by such Holder.

          (b) Indemnification by the Holders and Underwriters. Genesis may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 11.1 or 11.2 herein, that Genesis shall have received an undertaking reasonably satisfactory to it from the Holder of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 11.4(a)) Genesis, all other prospective Holders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons, with respect to any statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to such Holder or underwriter furnished to Genesis by such Holder or underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Genesis or any of the Holders, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such Holder.

          (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 11.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 11.4(a) or 11.4(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.
                                       31

If the indemnified party has been advised by counsel that having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such indemnified party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such indemnified party in such action, it being understood, however, that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (and not more than one separate firm of local counsel at any time for all such indemnified parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          (d) Other Indemnification. Indemnification similar to that specified in this Section 11.4 (with appropriate modifications) shall be given by Genesis and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

          (e) Contribution. If recovery is not available under the foregoing indemnification provisions of this Section 11 for any reason other than as expressly specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any misstatement or omission and any other equitable considerations appropriate under the circumstances. The amount paid or payable by a party under this
Section 11.4 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (f) Non-Exclusivity. The obligations of the parties under this Section 11 shall be in addition to any liability which any party may otherwise have to any other party.

          (g) Rule 144. Genesis covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Genesis is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available such information), and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, Genesis will deliver to such Holder a written statement as to whether it has complied with such requirements.

                                   ARTICLE XII

                                 INDEMNIFICATION

          Section 12.1 (a) Genesis shall indemnify and hold harmless each Sponsor and its respective Affiliates, officers, directors, members, employees, advisors and agents (each, a "Sponsor Indemnified Person") from and against any and all losses, claims, damages, liabilities, costs, expenses, actions, suits, proceedings, interest, penalties and fines (including, without limitation, costs of collection, attorneys' fees and expenses and costs of defense, investigation and ongoing monitoring), whether or not involving a third party claim (collectively, "Losses") to which such Sponsor Indemnified Person may become subject or incur, directly or indirectly, based upon, arising out of or in connection with a breach of any representation, warranty, agreement or covenant of Genesis contained in this Agreement or in the officer's certificate delivered pursuant to Section 8.2(j) of this Agreement; provided, however, that the aggregate liability of Genesis to indemnify and hold harmless the Sponsor Indemnified Persons in respect of breaches of the representations and warranties set forth in Section 6.7 of this Agreement and the covenants set forth in Sections 9.1, 9.4, 9.5, 9.6 and 9.10 of this Agreement shall be limited to $50 million.

          (b) Each Sponsor shall indemnify and hold harmless Genesis and its Affiliates, officers, directors, employees, advisors and agents (each, a "Company Indemnified Person") from and against any and all Losses to which such Company Indemnified Person may become subject or incur, directly or indirectly, based upon, arising out of or in connection with a breach of any representation, warranty, agreement or covenant of such Sponsor contained in this Agreement or in the officer's certificate delivered pursuant to Section 8.3(d) of this Agreement; provided, however, that the aggregate liability of such Sponsor to indemnify and hold harmless the Company Indemnified Persons in respect of breaches of the covenants set forth in Sections 10.1, 10.2 and 10.3 of this Agreement shall be limited to $50 million.

          (c) Genesis shall indemnify, and advance expenses to, the directors designated by Cypress, TPG or by Sponsor Affiliates to serve on Genesis' board of directors pursuant to the terms of the Series H Preferred Stock to the fullest extent permitted by law. Genesis shall provide and maintain in effect policies of directors' and officers' liability insurance for such directors, which policies shall contain terms and conditions which are not less advantageous than those policies maintained by Genesis at the date hereof and having the maximum available coverage under the current policies of directors' and officers' liability insurance.

          (d) Genesis shall indemnify and hold harmless each Sponsor Indemnified Person from and against any Losses to which such Sponsor Indemnified Person may become subject or incur, directly or indirectly, based upon, arising out of or in connection with the execution, delivery or performance of this Agreement or the transactions contemplated hereby, including, without limitation, any claim arising out of the actual or alleged breach by Genesis of any contract or other agreement with any Person as a consequence of this Agreement or the transactions contemplated hereby or any action, whether pending or threatened, asserting the invalidity of the transactions contemplated hereby or otherwise challenging this Agreement or the transactions contemplated hereby; provided, that Genesis shall have no obligation under this Section 12.1(d) to indemnify or hold harmless any Sponsor Indemnified Person in respect of Losses resulting from (i) losses in value of the Transaction Securities, (ii) claims by the limited partners in the Sponsor Affiliates or (iii) the tax consequences to the Sponsor Indemnified Persons of their participation in the transactions contemplated hereby.

          Section 12.2 Procedure for Indemnification. If any Person to be indemnified under this Article XII has suffered or incurred any Losses with respect to which indemnification is to be sought hereunder, the indemnified party shall so notify the party from whom indemnification is sought promptly in writing describing such Losses, the amount or estimated amount thereof, if known or reasonably capable of estimation, and the method of computation of such Losses. If a claim or demand by a third party is made against an indemnified party or any action at law or suit in equity is instituted against an indemnified party by a third party (each claim, demand, action or suit by a third party, a "Third Party Claim"), and if an indemnified party intends to seek indemnity with respect thereto under this Article XII, such indemnified party shall promptly notify the indemnifying party in writing of such Third Party Claim setting forth such Third Party Claim in reasonable detail and tender to the indemnifying party the defense of such Third Party Claim. The failure of the indemnified party to give the indemnifying party prompt notice, to provide notice in the form required or tender the defense of a Third Party Claim as provided herein shall not relieve the indemnifying party of any of its obligations under this Article XII, except to the extent that the indemnifying party is materially prejudiced by such failure. For 30 days after receipt of such notice the indemnifying party shall have the right but not the obligation to undertake the conduct and control, through counsel of its own choosing and at its own expense, of the settlement or defense of any Third Party Claim, and the indemnified party shall cooperate with the indemnifying party in connection therewith; provided, that if the indemnifying party elects to undertake the conduct and control of such settlement or defense, then the indemnified party may participate in such settlement or defense through counsel chosen by such indemnified party provided that the fees and expenses of such counsel shall be borne by such indemnified party; provided, further, that pending the indemnifying party's decision whether to exercise its right to undertake the conduct and control of the settlement or defense of any Third Party Claim, the indemnified party shall undertake, conduct and control the settlement or defense thereof, through counsel of its own choosing. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle
                                       34
any such Third Party Claim. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such Third Party Claim; provided, that in such event it shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within 30 days after the receipt of the indemnified party's notice of a claim of indemnity hereunder in connection with a Third Party Claim that it elects to undertake the settlement or defense thereof, the indemnified party shall have the right to conduct and control the defense thereof and to contest, settle or compromise the Third Party Claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The indemnifying party shall not, except with the consent of the indemnified party, enter into any settlement or consent to entry of any judgment unless: (i) such settlement or judgment includes as an unconditional term thereof the giving by the person or persons asserting such claim to all indemnified parties an unconditional release from all liability with respect to such claim and (ii) the relief provided in connection with such settlement or judgment effected by the indemnifying party is satisfied entirely by the indemnifying party.


                                  ARTICLE XIII

                                  MISCELLANEOUS

          Section 13.1 Notices. (a) Except as provided in Section 13.1(b), all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or by telecopier (with a confirmed receipt thereof), and on the next business day when sent by overnight courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (i) if to Cypress, to:

                     The Cypress Group L.L.C.
                     65 East 55th Street, 19th Floor
                     New York, NY  10022
                     Attention: William L. Spiegel
                     Telecopier: (212) 705-0199

                     with a copy to:

                     Simpson Thacher & Bartlett
                     425 Lexington Avenue
                     New York, NY  10017
                     Attention: William E. Curbow, Esq.
                     Telecopier: 212-455-2502

                (ii) if to TPG, to:

                     TPG Partners II, L.P.
                     201 Main Street, Suite 2420
                     Fort Worth, TX  76102
                     Attention:  Karl I. Peterson
                     Telecopier: 817-871-4010

                     with a copy to:

                     Cleary, Gottlieb, Steen & Hamilton
                     One Liberty Plaza
                     New York, NY 10006
                     Attention: Paul J. Shim, Esq.
                     Telecopier: 212-225-3999

               (iii) if to Genesis, to:

                     Genesis Health Ventures, Inc.
                     101 East State Street
                     Kennett Square, PA 19348
                     Attention: Ira C. Gubernick, Esq.
                     Telecopier: 610-444-3365

                     with a copy to:

                     Blank Rome Comisky & McCauley LLP
                     One Logan Square
                     Philadelphia, PA  19103
                     Attention: Stephen Luongo, Esq.
                     Telecopier: 215-569-5555

                 iv) if to Nazem, to:

                     Nazem, Inc.
                     645 Madison Avenue
                     New York, New York 10022
                     Attention: Fred Nazem
                     Telecopier: 212-371-2150
                     with a copy to:

                     Bartoma Corporation, N.V.
                     Fokkerweg 26
                     Suite 12
                     Curacao, Netherlands Antilles
                     Attention: Marleen Janssen
                     Telecopier: 5999-465-39-07

          (b) All notices and other communications to be given to any other Person hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, on the next Business Day when sent by overnight courier service and on the third Business Day when sent registered or certified mail, return receipt requested, postage prepaid to such Person at its last known address appearing on the books of Genesis maintained for such purpose.

          Section 13.2 Severability. In the event any provision hereof is held void or unenforceable by any court, then such provision shall be severable and shall not affect the remaining provisions hereof.

          Section 13.3 Entire Agreement. This Agreement (including the exhibits, documents or instruments referred to herein) embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof and thereof.

          Section 13.4 Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written agreement signed by each of Cypress, TPG and Genesis; provided, however, that neither Cypress nor TPG shall enter into any amendment of this Agreement that would be materially more adverse to the rights hereunder of Nazem and its Affiliate than it would be to the rights of Cypress and TPG and their respective Sponsor Affiliates; and, provided, further, that Nazem shall have received prior written notice of any amendment hereto, including a draft of the proposed form of the amendment a reasonable amount of time under the circumstances prior to the execution thereof, and a copy of any executed amendment promptly following the execution thereof. Any failure by a party hereto to comply with any obligation, agreement or condition herein may be expressly waived in writing by Cypress, TPG and Genesis, but such waiver or failure to insist upon strict compliance with such obligation, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any such subsequent or other failure.

          Section 13.5 Termination. (a) This Agreement may be terminated and the transactions contemplated hereby abandoned by Genesis, Cypress and TPG by mutual agreement at any time prior to the Closing.

          (b) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at the option of Genesis, on the one hand, and Cypress and TPG, on the other hand, on March 31, 2000, if the Closing has not, through no fault of the terminating Person or Persons, occurred by such date.

          (c) In the event that this Agreement is terminated and the transactions contemplated hereby are abandoned as provided above, no party shall have any liability hereunder except for the obligations set forth in Sections 9.6, 10.3, 13.1, 13.4, 13.6, 13.8, 13.9, 13.10 and 13.11, the provisions of which shall survive any termination of this Agreement and abandonment of the transactions contemplated hereby; provided, that nothing herein shall relieve any party from liability for any breach of any representation, warranty, agreement or covenant set forth in this Agreement prior to such termination. Except as specifically provided herein, the provisions of this Agreement shall survive the Closing.

          Section 13.6 Assignment; Binding on Transferees. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and, to the extent set forth herein, any other Person which is a Holder. Cypress and TPG may assign any of their rights and obligations hereunder to any of their respective Sponsor Affiliates; provided, that in connection with any such assignment of liabilities by Cypress, Cypress Merchant Banking Partners L.P. shall remain liable for such liabilities, and no such assignment shall release TPG from any liability for its obligations hereunder . Neither Genesis nor Nazem may assign any of its rights or obligations hereunder to any Person without the written consent of Cypress and TPG, acting jointly. Notwithstanding the foregoing, Genesis may assign its rights hereunder pursuant to any security or pledge agreement entered into with its Senior Leaders.

          Section 13.7 Legend. Each certificate representing shares of Transaction Securities shall bear the following legend (until such time as subsequent transfers thereof are no longer restricted in accordance with the Securities Act, at which time Genesis shall, upon request and at its expense, issue a replacement certificate not bearing a legend):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL WHICH SHALL BE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS NOT IN VIOLATION OF THE ACT OR APPLICABLE STATE SECURITIES LAWS.

          Section 13.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

          Section 13.9 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

          Section 13.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 13.11 Submission to Jurisdiction; Waivers. Each of the parties hereto agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 13.1 of this Agreement or at such other address of which such party shall have given notice pursuant thereto; and (iii) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.


                        [The next page is numbered S-1.]

          Section 13.12 WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

                              THE CYPRESS GROUP L.L.C.


                              By: /s/ Jamie L. Singleton
                                  ---------------------------------
                                  Name: Jamie L. Singleton
                                  Title: Vice Chairman


                              TPG PARTNERS II, L.P.
                              By: TPG GenPar II, L.P.
                              By: TPG Advisors II, Inc.


                              By: /s/ Jonathan Coslet
                                  ----------------------------------
                                  Name: Jonathan Coslet
                                  Title: Partner


                              NAZEM, INC.


                              By: /s/ Fred Nazem
                                  ----------------------------------
                                  Name: Fred Nazem


                              GENESIS HEALTH VENTURES, INC.

                              By: /s/ Ira C. Gubernick
                                  -------------------------------
                                  Name:  Ira C. Gubernick
                                  Title: Vice President,
                                         Chairman's Office
                                          and Secretary

          The foregoing provisions of this Agreement applicable to Sponsor Affiliates shall be binding upon and inure to the benefit of the undersigned.

                              Affiliates of The Cypress Group, L.L.C.

                              CYPRESS MERCHANT BANKING
                              PARTNERS, L.P.
                              By: Cypress Associates L.P.
                              By: The Cypress Group L.L.C.

                              By: /s/ Jamie L. Singleton
                                  --------------------------------
                                  Name: Jamie L. Singleton
                                  Title: Vice Chairman

                              CYPRESS OFFSHORE PARTNERS, L.P.
                              By: Cypress Associates L.P.
                              By: The Cypress Group L.L.C.

                              By: /s/ Jamie L. Singleton
                                  --------------------------------
                                  Name: Jamie L. Singleton
                                  Title: Vice Chairman

                              Affiliates of TPG PARTNERS II, L.P.

                              TPG PARALLEL II, L.P.
                              By: TPG GenPar II, L.P.
                              By: TPG Advisors II, Inc.

                              By: /s/ Jonathan Coslet
                                  --------------------------------
                                  Name: Jonathan Coslet
                                  Title: Partner


                              TPG INVESTORS II, L.P.
                              By: TPG GenPar II, L.P.
                              By: TPG Advisors II, Inc.

                              By: /s/ Jonathan Coslet
                                  --------------------------------
                                  Name: Jonathan Coslet
                                  Title: Partner


                              TPG MC COINVESTMENT, L.P.
                              By: TPG GenPar II, L.P.
                              By: TPG Advisors II, Inc.

                              By: /s/ Jonathan Coslet
                                  --------------------------------
                                  Name: Jonathan Coslet
                                  Title: Partner


                              Affiliate of Nazem

                              GENESIS ELDERCARE PORTFOLIO K. LP
                              By Healthworth Associates I, L.L.C.


                              By: /s/ Fred Nazem
                                  ----------------------------------
                                  Name: Fred Nazem

                                                             EXHIBIT B

                          GENESIS HEALTH VENTURES, INC.

                  CERTIFICATE OF DESIGNATION OF SERIES H SENIOR
              CONVERTIBLE PARTICIPATING CUMULATIVE PREFERRED STOCK

     Genesis Health Ventures, Inc. (hereinafter referred to as the "Company"), a corporation organized and existing under the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania Law"), in accordance with the provisions thereof, does HEREBY CERTIFY:

     That, pursuant to authority expressly granted to and vested in the Board of Directors of the Company (the "Board of Directors") by the provisions of Article 6 of the Amended and Restated Articles of Incorporation of the Company (the "Articles") and the provisions of Sections 1521 and 1522 of the Pennsylvania Law, the Board of Directors hereby creates a series of the Company's previously authorized preferred stock, par value $.01 per share (the "Preferred Stock"), and determines the designation and number of shares which constitute such series and the relative rights, preferences and limitations of such series as follows:

                           SERIES H SENIOR CONVERTIBLE
                    PARTICIPATING CUMULATIVE PREFERRED STOCK

     Section 1. Designation and Amount.

     The shares of such series shall be designated as "Series H Senior Convertible Participating Cumulative Preferred Stock" (the "Series H Preferred Stock"), and the number of shares constituting the Series H Preferred Stock shall be [_______]; provided, that the number of shares constituting the Series H Preferred Stock shall be increased from time to time as necessary for the issuance of additional shares of Series H Preferred Stock upon exchange of the Company's Series I Senior Convertible Exchangeable Participating Cumulative Preferred Stock (the "Series I Preferred Stock") in accordance with the terms thereof. Capitalized terms used without previous definition herein are defined in Section 10 hereof.

     Section 2. Rank.

     The Series H Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank senior to all classes of common stock of the Company, each series of preferred stock of the Company outstanding on the Issue Date and each other class of Capital Stock and series of preferred stock of the Company hereafter created which does not expressly provide that it ranks senior to or on a parity with the Series H Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, the "Junior Securities"). The Series H Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank on a parity with the Series I Preferred Stock and each other series of preferred stock of the Company hereafter created which expressly provides that it ranks on a parity with the Series H Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, the "Parity Securities"); provided, that any such securities not issued in accordance with Section 4(c) hereof shall be deemed to be Junior Securities. The Series H Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank junior to each series of preferred stock of the Company hereafter created which expressly provides that it ranks senior to the Series H Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, the "Senior Securities"); provided, that any such securities not issued in accordance with Section 4(c) hereof shall be deemed to be Junior Securities.

     Section 3. Dividends.

     (a) The holders of shares of Series H Preferred Stock shall be entitled to receive with respect to each share of Series H Preferred Stock, when, as and if declared by the Board of Directors, out of the assets of the Company legally available therefor, cumulative preferential dividends for each Dividend Period calculated based on the then effective Liquidation Preference per share at the rate per annum equal to the greater of (i) the Common Equivalent Rate with respect to such Dividend Period and (ii) the Accrual Rate.

     (b) Prior to [ ], 2004, dividends (including accrued and unpaid dividends) shall be payable in shares of Series I Preferred Stock. On and after [ ], 2004, dividends (including accrued and unpaid dividends) shall be payable in cash; provided, that such dividends shall be payable in shares of Series I Preferred Stock to the extent that the terms of the Company's then existing indebtedness under bank credit facilities or Public Debt prohibits the payments of such dividends in cash. The number of shares of Series I Preferred Stock to be issued in circumstances when dividends are paid with shares of Series I Preferred Stock shall equal the amount of the dividend to be paid in shares of Series I Preferred Stock divided by the then effective Liquidation Preference per share of the Series I Preferred Stock, rounded down to the nearest full share after taking into account all shares of Series H Preferred Stock owned by the holder thereof. All shares of Series I Preferred Stock issued as a dividend on the Series H Preferred Stock will thereupon be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     (c) Dividends shall be payable in arrears on each March 31, June 30, September 30 and December 31, unless such day is not a Business Day, in which event such dividends shall be payable on the next succeeding Business Day (each such date being hereinafter referred to as a "Dividend Payment Date"), commencing on the first Dividend Payment Date in respect of a share of Series H Preferred Stock which is at least seven days after the issuance thereof. For shares of Series H Preferred Stock issued on _________, 1999 (the "Issue Date"), the first dividend payment shall be for the period from and including the Issue Date to but excluding the date of the first Dividend Payment Date, and each dividend payment thereafter shall be for the period from and including the most recent Dividend Payment Date to but excluding the first Dividend Payment Date thereafter. For shares of Series H Preferred Stock issued subsequent to the Issue Date, the first dividend payment shall be for the period from and including the date of issuance thereof to but excluding the date of the first Dividend Payment Date thereafter, and each dividend payment thereafter shall be for the period from and including the most recent Dividend Payment Date to but excluding the first Dividend Payment Date thereafter. Each quarterly period beginning on January 1, April 1, July 1 and October 1 in each year and ending on and including the day next preceding the first day of the next such quarterly period shall be a "Dividend Period". The amount of dividends payable for each full Dividend Period shall be computed by dividing the annual dividend rate by four. Dividends (or amounts equal to accrued and unpaid dividends) payable on Series H Preferred Stock for any period less than a full quarterly Dividend Period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. The record date for determination of holders of Series H Preferred Stock entitled to receive payment of a dividend or distribution declared thereon shall be, with respect to the dividend payable on March 31, June 30, September 30 and December 31 of each year, the preceding March 1, June 1, September 1 and December 1, respectively, or such other record date as shall be fixed by the Board of

Directors which record date shall be no less than 30 and no more than 60 calendar days prior to the date fixed for the payment thereof. Dividends and distributions shall be payable to holders of record as they shall appear on the records of the Company on the applicable record date. Dividends on account of arrears for any particular Dividend Period in which dividends were not paid on the applicable Dividend Payment Date (including as a result of the rounding down of the number of shares of Series I Preferred Stock issuable in the payment of dividends as provided above in Section 3(b)) shall be added to the then effective Liquidation Preference on the relevant Dividend Payment Date. Any amounts so added to the then effective Liquidation Preference shall be subject to reduction as provided below in Section 3(d).

     (d) An amount equal to accrued and unpaid dividends for any past Dividend Period may be declared and paid (in shares of Series I Preferred Stock or in cash as provided above in Section 3(b)) on any subsequent Dividend Payment Date to all holders of record on the record date relating to such subsequent Dividend Payment Date. Each such payment shall automatically reduce the then effective Liquidation Preference per share by an amount equal to the aggregate amount of such payment divided by the number of shares of Series H Preferred Stock outstanding on the record date relating to such subsequent Dividend Payment Date; provided, however, that the Liquidation Preference shall not be reduced below $10,000 per share.

     (e) Dividends on the Series H Preferred Stock will accrue, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared, on a daily basis. Dividends will cease to accrue in respect of Series H Preferred Stock on the date of the conversion or redemption thereof.

     (f) Dividends paid on the shares of Series H Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding, and any remainder not paid as provided above shall be added to the Liquidation Preference as provided above in Section 3(c).

     (g) As long as any Series H Preferred Stock is outstanding, no dividends or other distributions (other than dividends or other distributions payable in shares of, or warrants, rights or options exerciseable for or convertible into shares of, Junior Securities and cash in lieu of fractional shares of such Junior Securities in connection with any such dividends) will be paid on any Junior Securities unless: (i) full cumulative dividends on all outstanding shares of Parity Securities and Series H Preferred Stock have been paid, or declared and set aside for payment, for all Dividend Periods terminating on or prior to the payment date of such dividend or distribution and for the current Dividend Period; (ii) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Parity Securities; and (iii) the Company is not in default of any of its obligations to redeem any outstanding shares of Parity Securities or Series H Preferred Stock.

     (h) As long as any Series H Preferred Stock is outstanding, no shares of any Junior Securities may be purchased, redeemed or otherwise acquired by the Company or any of its subsidiaries (except in connection with a reclassification or exchange of any Junior Securities through the issuance of shares of, or warrants, rights or options exerciseable for or convertible into shares of, other Junior Securities (and cash in lieu of fractional shares of such Junior Securities in connection therewith) or the purchase, redemption or other acquisition of any Junior Securities with any shares of, or warrants, rights or options exerciseable for or convertible into shares of, other Junior Securities

(and cash in lieu of fractional shares of such Junior Securities in connection therewith)), nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of any Junior Securities.

     (i) As long as any Series H Preferred Stock is outstanding, no dividends or other distributions (other than dividends or other distributions payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, Junior Securities and cash in lieu of fractional shares of such Junior Securities in connection with any such dividends) will be paid on any Parity Securities unless such dividends or other distributions are declared and paid pro rata so that the amounts of any such dividends or other distributions declared and paid per share on outstanding Series H Preferred Stock and each other share of such Parity Securities will in all cases bear to each other the same ratio that the then effective Liquidation Preference per share of outstanding Series H Preferred Stock and the liquidation preference per share of such other outstanding shares of Parity Securities bear to each other.

     (j) As long as any Series H Preferred Stock is outstanding, no shares of any Parity Securities may be purchased, redeemed or otherwise acquired by the Company or any of its subsidiaries (except with shares of, or warrants, rights or options exercisable for or convertible into shares of, Junior Securities and cash in lieu of fractional shares of such Junior Securities in connection therewith) unless the Series H Preferred Stock and such Parity Securities are purchased, redeemed or otherwise acquired pro rata so that the Fair Market Value of the consideration applied to the purchase, redemption or other acquisition of each share of Series H Preferred Stock and each other share of such Parity Securities will in all cases bear to each other the same ratio that the then effective Liquidation Preference per share of outstanding Series H Preferred Stock and the liquidation preference per share of such other outstanding shares of Parity Securities bear to each other.

     (k) Subject to the provisions described above, such dividends or other distributions (payable in cash, property or Junior Securities) as may be determined from time to time by the Board of Directors may be declared and paid on the shares of any Junior Securities and/or Parity Securities and from time to time Junior Securities and/or Parity Securities may be purchased, redeemed or otherwise acquired by the Company or any of its subsidiaries. In the event of the declaration and payment of any such dividends or other distributions, the holders of such Junior Securities and/or Parity Securities, as the case may be, will be entitled, to the exclusion of holders of any outstanding Series H Preferred Stock, to share therein according to their respective interests.

Section 4. Voting Rights.

     (a) The holders of the Series H Preferred Stock (in addition to their rights set forth in this Section 4 and otherwise provided by law) shall be entitled to such number of votes for each share held as equals the number of shares of Voting Common Stock into which such shares are convertible on the record date set for determining who is entitled to vote a particular matter and shall vote together with the holders of the Company's Voting Common Stock (and any other class or series of Capital Stock, if any, similarly entitled to vote), as a single class, on all matters to be voted on by holders of the Company's Voting Common Stock. In addition to such voting rights, holders of the Series H Preferred Stock shall be entitled to vote as a separate class on matters as to which the Pennsylvania Law requires a separate class vote of the Series H Preferred Stock and shall have such other voting rights as are set forth in this
Section 4.

     (b) If and whenever at any time (i) the Company shall be in default of any of its obligations to redeem any outstanding shares of Series H Preferred Stock or (ii) dividends payable in cash on shares of Series H Preferred Stock as provided in Section 3(b) (i.e., dividends payable on and after [ ], 2004 to the extent that the terms of the Company's then existing indebtedness under bank credit facilities or Public Debt do not prohibit the payment of such dividends in cash) have not been paid in full in cash for four consecutive fiscal quarters, thereafter and until, in the case of clause (i), the Company shall have fulfilled its redemption obligations and, in the case of clause (ii), until all accrued and unpaid dividends payable in cash as provided in Section 3(b) (i.e., dividends payable on and after [ ], 2004 to the extent that the terms of the Company's then existing indebtedness under bank credit facilities or Public Debt do not prohibit the payment of such dividends in cash), whether or not declared, on the outstanding shares of Series H Preferred Stock shall have been paid in full in cash or declared and cash set apart for the payment thereof, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of Series H Preferred Stock and, to the extent that the Series I Preferred Stock is entitled to participate in the election of additional directors pursuant to Section 4(b) of the Certificate of Designations relating to the Series I Preferred Stock, Series I Preferred Stock, voting as a single class, shall be entitled to elect the two additional directors to serve on the Board of Directors by majority vote at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series H Preferred Stock and Series I Preferred Stock called as hereinafter provided. The remaining directors of the Company shall be elected by the classes of stock entitled to vote therefor, voting together, including the Series H Preferred Stock, at each meeting of shareholders held for the purpose of electing directors, all in accordance with the terms and procedures set forth in the Company's Articles and By-Laws. At no time shall the holders of the Series H Preferred Stock and Series I Preferred Stock be entitled to elect more than two additional directors pursuant to this Section 4(b) and Section 4(b) of the Certificate of Designations relating to the Series I Preferred Stock. Whenever, in the case of clause (i), the Company shall have fulfilled its redemption obligation and, in the case of clause (ii), all accrued and unpaid dividends payable in cash as provided in Section 3(b) (i.e., dividends payable on and after [ ], 2004 to the extent that the terms of the Company's then existing indebtedness under bank credit facilities or Public Debt do not prohibit the payment of such dividends in cash), whether or not declared, on the outstanding shares of Series H Preferred Stock shall have been paid in full in cash or declared and cash set apart for the payment thereof, then subject to any right to elect additional directors pursuant to Section 4(b) of the Certificate of Designations relating to Series I Preferred Stock the right of the holders of the Series H Preferred Stock and Series I Preferred Stock to elect such additional directors pursuant to this Section 4(b) shall cease and the term of office of any person elected as director by the holders of the Series H Preferred Stock and Series I Preferred Stock shall forthwith terminate and the number of directors comprising the Board of Directors shall be reduced accordingly. At any time after voting power to elect a director shall have become vested and be continuing in the holders of Series H Preferred Stock and Series I Preferred Stock pursuant to this Section 4(b) or if a vacancy shall exist in the office of a director elected by the holders of Series H Preferred Stock and Series I Preferred Stock, a proper officer of the Company may, and upon the written request of the holders of record of at least twenty-five percent (25%) of the shares of Series H Preferred Stock and Series I Preferred Stock then outstanding addressed to the Secretary of the Company shall, call a special meeting of the holders of Series H Preferred Stock and Series I

Preferred Stock, for the purpose of electing the directors which such holders are entitled to elect. If such meeting shall not be called by a proper officer of the Company within twenty (20) days after personal service of written request upon the Secretary of the Company, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the holders of at least twenty-five percent (25%) of the outstanding shares of Series H Preferred Stock and Series I Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series H Preferred Stock or Series I Preferred Stock so designated shall have, and the Company shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.

     (c) So long as any shares of Series H Preferred Stock are outstanding, subject to the applicable provisions of the Pennsylvania Law, the Company shall not, without consent of the holders of at least a majority of the number of shares of Series H Preferred Stock and Series I Preferred Stock at the time outstanding, voting as a class given in person or by proxy, either in writing or by vote at a special meeting called for the purpose:

          (i) increase the number of shares of authorized Series H Preferred Stock or Series I Preferred Stock or issue any additional shares of Series H Preferred Stock or Series I Preferred Stock, other than as contemplated by the terms of the Series H Preferred Stock or the Series I Preferred Stock;

          (ii) amend or modify the relative rights, preferences and limitations of the Series H Preferred Stock or Series I Preferred Stock or amend, alter or repeal any of the provisions of the Company's Articles or By-Laws (including by merger or similar transaction or otherwise) so as to eliminate the Series H Preferred Stock or Series I Preferred Stock or otherwise affect adversely the relative rights, preferences and limitations of the Series H Preferred Stock or Series I Preferred Stock;

          (iii) other than the Series I Preferred Stock and the Series H Preferred Stock, create, authorize, issue or permit to exist any class of Capital Stock or series of preferred stock that ranks senior to or on a parity with the Series H Preferred Stock (other than preferred stock with an aggregate liquidation preference and accrued and unpaid dividends not exceeding $75 million at any time outstanding ranking on a parity with the Series H Preferred Stock with respect to dividend rights and rights on liquidation, winding-up and dissolution) with respect to dividend rights and/or rights on liquidation, winding-up or dissolution, or reclassify any class or series of any Junior Securities into, or authorize any securities exchangeable for, convertible into or evidencing the right to purchase any such class or series; or

          (iv) enter into any transaction or series of transactions which would constitute a Change of Control (as defined below) or engage in any transaction pursuant to Rule 13e-3 under the Securities Exchange Act of 1934, as amended, except in a transaction in which each share of Series H Preferred Stock is converted into or exchanged for the right to receive cash consideration in an amount that is at least equal to the greater of
     (x) 101% of the then effective Liquidation Preference plus accrued and unpaid dividends from and including the most recent Dividend Payment Date and (y) the Fair Market Value of the consideration the holder of such share of Series H Preferred Stock would be entitled to receive in respect of such share if such holder were to convert such share into the Company's Voting Common Stock as provided in Section 6 immediately prior to the effective time of the transaction. For purposes of this clause (iv), a "Change of Control" shall occur at any time that (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) (but not including, for purposes of this clause (i), TPG, Cypress and any investment funds under common control with TPG or Cypress, individually and in the aggregate), in a single transaction or through a series of related transactions, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the total Voting Stock of the Company; (ii) the Company consolidates or merges with or into another corporation or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates or mergers with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities not issued in violation of Section 4(c) or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities or other property in an amount which, if there is Public Debt outstanding at the time of such transaction, could be paid under the terms of such Public Debt and (B) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than 50% of the Voting Stock of the surviving corporation immediately after such transaction; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 662/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation.

     Section 5. Redemption.

     (a) The Company shall not have the right to redeem the Series H Preferred Stock prior to the third anniversary of the Issue Date. Thereafter and prior to the fifth anniversary of the Issue Date, the Company shall have the right to redeem the Series H Preferred Stock, in whole but not in part, at a redemption price per share in cash equal to the then effective Liquidation Preference plus accrued and unpaid dividends for the period from and including the most recent Dividend Payment Date through and including the date of redemption if the Market Value of the Company's Voting Common Stock ending on the date of the Redemption Notice exceeds 135% of the Conversion Price then in effect. On and after the fifth anniversary of the Issue Date and prior to the twelfth anniversary of the Issue Date, the Company shall have the right to redeem the Series H Preferred Stock, in whole but not in part, at the redemption price per share in cash set forth below (expressed as a percentage of the sum of the then effective Liquidation Preference plus accrued and unpaid dividends for the period from and including the most recent Dividend Payment Date through and including the date of redemption), if redeemed during the twelve-month period beginning on the anniversary of the Issue Date in the years indicated below:

                      Year               Percentage
                      ----               ----------

            2004 ....................     103.500%

            2005 ....................      102.333

            2006 ....................      101.167

            2007 and thereafter .....      100.000

     (b) To the extent that the Company shall have funds legally available for such payment, on the twelfth anniversary of the Issue Date (and to the extent that the Company does not then have funds legally available, as soon thereafter as the Company shall have funds legally available), the Company shall redeem all outstanding shares of the Series H Preferred Stock, if any, at a redemption price per share in cash equal to the then effective Liquidation Preference plus accrued and unpaid dividends for the period from and including the most recent Dividend Payment Date through and including the date of redemption.

     (c) A notice of the Company's intent to redeem the Series H Preferred Stock (the "Redemption Notice") shall be sent by or on behalf of the Company, by first class mail, postage prepaid, to holders of record at their respective addresses as they shall appear on the records of the Company, not less than 30 days nor more than 120 days prior to the date fixed for redemption,

          (i) notifying such holders of the election of the Company to redeem such shares and of the date fixed for redemption;

          (ii) stating that the Series H Preferred Stock may be converted until the close of business on the Business Day prior to the date of redemption by surrendering to the Company or its transfer agent for the Series H Preferred Stock the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted, and stating the name and address of the transfer agent for the Series H Preferred Stock, if any;

          (iii) stating the place or places at which the shares called for redemption shall, upon presentation and surrender of the certificates evidencing such shares, be redeemed, and the redemption price to be paid therefor;

          (iv) stating that dividends shall cease to accrue on the date of redemption unless the Company defaults in the payment of the redemption price; and

          (v) stating the name and address of the Redemption Agent.

     (d) The Company shall appoint one or more Redemption Agents. Following such appointment and prior to any redemption, the Company shall deliver to the Redemption Agent irrevocable written instructions authorizing the Redemption Agent, on behalf and at the expense of the Company, to cause the Redemption Notice to be duly mailed as soon as practicable after receipt of such irrevocable instructions and in accordance with the above provisions. All funds necessary for the redemption shall be deposited with the Redemption Agent in trust at least two Business Days prior to the date fixed for redemption, for the pro rata benefit of the holders of the Series H Preferred Stock, so as to be and continue to be available therefor. Neither failure to mail any such Redemption Notice, nor any defect in any Redemption Notice to one or more such holders shall affect the sufficiency of the proceedings for redemption as to other holders.

     (e) If a Redemption Notice shall have been given as hereinbefore provided, then each holder of Series H Preferred Stock shall be entitled to all relative rights, preferences and limitations accorded to holders of the Series H Preferred Stock until and including the date of redemption. Provided that the Company shall have complied with its obligations pursuant to Sections 5(c) and 5(d), from and after the date of redemption, Series H Preferred Stock shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of certificates therefor, to receive amounts to be paid hereunder.

     (f) The deposit of monies in trust with the Redemption Agent shall be irrevocable except that the Company shall be entitled to receive from the Redemption Agent the interest or other earnings, if any, earned on any monies so deposited in trust, and the holders of the shares redeemed shall have no claim to such interest or other earnings, and any balance of monies so deposited by the Company and unclaimed by the holders of the Series H Preferred Stock entitled thereto at the expiration of two years from the date of redemption shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for such payment, without interest.

     Section 6. Conversion Rights.

     (a) Subject to and upon compliance with the provisions of this Section 6, the holder of any share of Series H Preferred Stock shall have the right at such holder's option to convert such share of Series H Preferred Stock into fully paid and nonassessable shares of Voting Common Stock, in each case, at the Conversion Price in effect on the date of conversion. If the Series H Preferred Stock has been called for redemption, such right of conversion shall terminate at the close of business on the second Business Day prior to the date fixed for redemption; provided, that such right of conversion shall be reinstated if and for so long as the Company shall be in default of its obligations under Section 5(d).

     (b) Each share of Series H Preferred Stock shall be converted into a number of shares of Voting Common Stock determined by dividing (i) the sum of the Liquidation Preference on the date of conversion plus accrued and unpaid dividends for the period from and including the most recent Dividend Payment Date through and including the date of conversion by (ii) the Conversion Price in effect on the date of conversion.

     (c) The holder of any shares of Series H Preferred Stock may exercise the conversion right specified in Section 6(a) by surrendering to the Company or its transfer agent for the Series H Preferred Stock the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares are received by the Company. Subject to the provisions of Section 6(f)(vii), as promptly as practicable thereafter, the Company shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Voting Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Voting Common Stock, as provided in Section 6(e).

     (d) Subject to the provisions of Section 6(f)(vii), the person in whose name the certificate or certificates for Voting Common Stock are to be issued shall be deemed to have become a holder of record of such Voting Common Stock immediately prior to the close of business on the date of conversion. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series H Preferred Stock surrendered for conversion, the Company shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of shares of Series H Preferred Stock representing the unconverted portion of the certificate so surrendered.

     (e) No fractional shares of Voting Common Stock shall be issued upon conversion of shares of Series H Preferred Stock. If more than one share of Series H Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Voting Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series H Preferred Stock so surrendered. Instead of any fractional shares of Voting Common Stock that would otherwise be issuable upon conversion of any shares of Series H Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of a share multiplied by the Market Value of the Voting Common Stock.

     (f) The Conversion Price shall be subject to adjustment from time to time as follows.

          (i) Common Stock Issued at Less Than the Market Value. If the Company shall issue any Common Stock, other than Excluded Stock or Common Stock issued in an Excluded Transaction, without consideration or for a consideration per share less than the Market Value immediately prior to such issuance, the Conversion Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such issuance by a fraction (A) the numerator of which is the sum of (1) the number of shares of Voting Common Stock and Non-Voting Common Stock outstanding immediately prior to such issuance and (2) the number of shares of Voting Common Stock and Non-Voting Common Stock that the aggregate consideration, if any, received by the Company upon such issuance, would purchase at such Market Value and (B) the denominator of which is the total number of shares of Voting Common Stock and Non-Voting Common Stock outstanding immediately after such issuance.

               For the purposes of any adjustment of the Conversion Price pursuant to clause (i), the following provisions shall be applicable.

               (A) Cash. In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

               (B) Consideration Other Than Cash. In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the Fair Market Value thereof, irrespective of any accounting treatment.

               (C) Options and Convertible Securities. In the case of the issuance of (x) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) (but any adjustment pursuant to this provision shall be made only to the extent any adjustment shall have not been made pursuant to Section 6(f)(iv)(D)), (y) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or (z) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable),


                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subclauses (A) and (B) above), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the shares of Common Stock covered thereby,

                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such convertible or exchangeable securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such convertible or exchangeable securities or options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in subclauses (A) and (B) above), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof,

                    (3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange (but excluding any change resulting solely from the operation of the anti-dilution provisions thereof if, and only if, such anti-dilution provisions would not require an adjustment to the exercise price or conversion price thereof in the event of any change to the Conversion Price pursuant to the provisions of this Section 6), the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change,

                    (4) on the expiration or cancellation of any such options, warrants or rights that are unexercised, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities and

                    (5) if the Conversion Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

          (ii) Excluded Stock. All shares of Excluded Stock which the Company has reserved for issuance shall be deemed to be outstanding for all purposes of computations under Section 6(f)(i).

          (iii) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Company shall (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide, split or reclassify (by merger, consolidation or otherwise) the outstanding shares of Common Stock into a greater number of shares, (C) combine or reclassify (by merger, consolidation or otherwise) the outstanding Common Stock into a smaller number of shares or (D) issue any shares of its Common Stock in a reclassification (by merger, consolidation or otherwise), the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series H Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Voting Common Stock which such holder would have owned or been entitled to receive had such Series H Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

          (iv) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock
(A) of shares of any class other than its Common Stock or (B) of evidence of indebtedness of the Company or any subsidiary or (C) of assets or other property, including but not limited to, securities issued by subsidiaries or others (excluding regular cash dividends, and dividends or distributions referred to in Section 6(f)(iii) above), or (D) of options, warrants or other rights, in each such case the Conversion Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by dividing (1) an amount equal to the difference resulting from (A) the sum of (i) the number of shares of Voting Common Stock outstanding on such record date multiplied by the Conversion Price per share on such record date and (ii) the number of shares of NonVoting Common Stock outstanding on such record date multiplied by the Conversion Price (determined in accordance with and pursuant to the Certificate of Designations of Series I Preferred Stock) per share on such record date, less (B) the Fair Market Value of such shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (2) the number of shares of Voting Common Stock and Non-Voting Common Stock outstanding on such record date. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, property, options, rights or warrants, as the case may be, to the Conversion Price which would then be in effect if such record date had not been fixed. Rights (including, without limitation, those to be issued pursuant to, and in accordance with, the Rights Agreement, dated as of April 20, 1995, between the Company and Mellon Securities Trust Company, as Rights Agent) issued by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase Equity Securities, which rights (x) are deemed to be transferred with such shares of Common Stock, (y) are not exercisable and (z) are also issued in respect of future issuances of Common Stock, including shares of Common Stock issued upon conversion of the Series H Preferred Stock, in each case in clauses (x) through (z) until the occurrence of a specified event or events (a "Trigger Event"), shall for purposes of this paragraph not be deemed issued until the occurrence of the earliest Trigger Event.

          (v) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation or merger of the Company with or into another corporation or entity, or in case of any sale, lease or conveyance to another corporation or entity of the assets of the Company as an entirety or substantially as an entirety, each share of Series H Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Voting Common Stock issuable (immediately prior to the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Series H Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance, and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series H Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be possible, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series H Preferred Stock.

          (vi) Rounding of Calculations. All calculations under this subparagraph (f) shall be made to the nearest cent or to the nearest one ten thousandth of a share, as the case may be.

          (vii) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this subparagraph (f) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any share of Series H Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of Common Stock, provided, that the Company, upon request, shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

     (g) Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted, the Company shall forthwith file, at the office of the transfer agent for the Series H Preferred Stock, if any, and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Series H Preferred Stock at its address appearing on the Company's records.

     (h) Notice to Holders. In the event the Company shall propose to take any action of the type described in clause (i) (but only if the action of the type described in clause (i) would result in an adjustment in the Conversion Price),
(iii), (iv) or (v) of Section 6(f), the Company shall give notice to each holder of shares of Series H Preferred Stock, in the manner set forth in subparagraph 6(g), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of Series H Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     (i) Treasury Stock. For the purposes of this paragraph 6, the sale or other disposition of any Common Stock theretofore held in the Company's treasury shall be deemed to be an issuance thereof.

     (j) Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Voting Common Stock upon conversion of any shares of Series H Preferred Stock, provided that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series H Preferred Stock in respect of which such shares are being issued.

     (k) Reservation of Shares. The Company shall reserve at all times so long as any shares of Series H Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares, or both, solely for the purpose of effecting the conversion of the shares of Series H Preferred Stock, sufficient shares of Voting Common Stock to provide for the conversion of all outstanding shares of Series H Preferred Stock.

     (l) Approvals. If any shares of Voting Common Stock to be reserved for the purpose of conversion of shares of Series H Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Voting Common Stock into which the shares of Series H Preferred Stock are then convertible is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Voting Common Stock issuable upon conversion.

     (m) Valid Issuance. All shares of Voting Common Stock which may be issued upon conversion of the shares of Series H Preferred Stock will upon issuance by the Company be duly and validly issued, fully paid and nonassessable, not issued in violation of any preemptive rights arising under law or contract and free from all taxes, liens and charges with respect to the issuance thereof, and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Voting Common Stock).

     Section 7. Liquidation Preference.

     (a) In the event of the liquidation, winding-up or dissolution of the business of the Company, whether voluntary or involuntary, the holders of Series H Preferred Stock then outstanding, after payment or provision for payment of the debts and other liabilities of the Company and the payment or provision for payment of any distribution on any shares of the Company having a preference and a priority over the Series H Preferred Stock on liquidation, and before any distribution to holders of any shares of the Company that are junior and subordinate to the Series H Preferred Stock on liquidation, shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders in respect of each share of Series H Preferred Stock, the greater of (i) the then effective Liquidation Preference per share of Series H Preferred Stock plus accrued and unpaid dividends from and including the most recent Dividend Payment Date through and including the date of liquidation, winding-up or dissolution and (ii) the amount that would be payable to the holders of the Series H Preferred Stock if the shares of Series H Preferred Stock had been converted into shares of Voting Common Stock immediately prior to such liquidation, winding-up or dissolution. In the event the assets of the Company available for distribution to the holders of the Series H Preferred Stock upon any dissolution, winding-up or liquidation of the Company shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding Series H Preferred Stock and of all other Parity Securities, the holders of Series H Preferred Stock and all other Parity Securities shall share ratably in such distribution of assets in proportion to the amount which would be payable on such distribution if the amounts to which the holders of outstanding Series H Preferred Stock and the holders of outstanding shares of such Parity Securities were paid in full. Except as provided in this Section 7, holders of Series H Preferred Stock shall not be entitled to any distribution in the event of the liquidation, winding-up or dissolution of the Company.

     (b) For the purposes of this Section 7, none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company:

          (i) the sale, lease, transfer or exchange of all or substantially all of the assets of the Company; or

          (ii) the consolidation or merger of the Company with or into one or more other corporations or entities (whether or not the Company is the corporation surviving such consolidation or merger).

     Section 8. Special Right to Appoint Directors. Beginning on the Issue Date and continuing for so long as Cypress Merchant Banking Partners L.P. ("Cypress") and TPG Partners II, L.P. ("TPG") and investment funds under common control with Cypress or TPG own any combination of voting securities of the Company and securities convertible into or exercisable for voting securities of the Company where all such voting securities represent more than 10% of the Company's total voting power, Cypress and TPG, acting jointly (or in the event that only one of Cypress and investment funds under common control with Cypress, on the one hand, and TPG and investment funds under common control with TPG, or the other hand, shall then own or have the right to acquire voting securities of the Company, then such Person), shall be entitled pursuant to this Section 8 to designate a number of directors representing at least 23% of the total number of directors constituting the full board of directors of the Company; provided, that for so long as the total number of directors constituting the full board of directors of the Company is 9 or fewer, Cypress and/or TPG, as the case may be, shall only be entitled pursuant to this Section 8 to designate two directors on the board of directors of the Company. For purposes of the calculation in this Section 8, the Series I Preferred Stock and the securities issuable upon conversion of the Series I Preferred Stock shall be counted as if they were voting securities. Each of Cypress and TPG shall have the right to assign its rights under this
Section 8 to investment funds under common control with it.

     Each committee of the board of directors of the Company shall include at least one director designated by Cypress and/or TPG as provided above; provided, that this requirement shall not apply with respect to the appointment of any particular designee to a committee in the event that the rules or regulations of the primary securities exchange or quotation system on which the Company's Voting Common Stock is then listed or quoted or applicable law prohibits the appointment of such director to such committee.

     The Company and the Board of Directors shall take all actions necessary to effect such designation to the Board of Directors (including, without limitation, increasing the size of the Board of Directors and/or removing directors) and to each committee thereof.

     Section 9. Re-issuance. Series H Preferred Stock that has been issued and reacquired in any manner, including shares purchased, exchanged or converted, shall not be reissued as shares of Series H Preferred Stock and shall (upon compliance with any applicable provisions of the laws of the Commonwealth of Pennsylvania) have the status of authorized and unissued shares of the Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock (including Series H Preferred Stock issued in accordance with Section 1).

     Section 10. Definitions.

     For the purposes hereof, the following definitions shall apply:

     "Accrual Rate" means 5.00%; provided, that the then effective Accrual Rate shall increase by 0.50% on [ ] of each year beginning on [ ], 2004 up to a maximum of 8.50%; provided, further, that if at any time the Company shall be in default of its obligation to redeem any shares of the Series H Preferred Stock, the then effective Accrual Rate shall increase by 2.00%.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

     "Capital Stock" means any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) or corporate stock, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such corporate stock.

     "Common Equivalent Rate" means, with respect to any Dividend Period, the quotient of (a) the product of (i) all dividends declared during such Dividend Period with respect to a share of Common Stock, (ii) four and (iii) the number of shares of Common Stock issuable upon conversion of a share of Series H Preferred Stock on the last day of such Dividend Period, divided by (b) the Liquidation Preference of a share of Series H Preferred Stock on the first day of such Dividend Period.

     "Common Stock" means the Voting Common Stock or the Non-Voting Common
Stock.

     "Conversion Price" means the price per share of Voting Common Stock used to determine the number of shares of Voting Common Stock deliverable upon conversion of a share of the Series H Preferred Stock, which price shall initially be $8.75 per share, subject to adjustment in accordance with the provisions of Section 7.

     "Equity Securities" of any Person means any and all common stock, preferred stock, any other class of capital stock and partnership or limited liability company interests of such Person or any other similar interests of any Person that is not a corporation, partnership or limited liability company.

     "Excluded Stock" means shares of Voting Common Stock issued or reserved for issuance by the Company (a) as a stock dividend payable in shares of Voting Common Stock, (b) upon any subdivision or split-up of the outstanding shares of Voting Common Stock, (c) upon conversion of shares of Series H Preferred Stock or (d) pursuant to bona fide employee benefit plans, provided, that such shares are issued for consideration equal to or greater than the fair value thereof on the date of award.

     "Excluded Transaction" means (i) an underwritten public offering of Common Stock and (ii) the issuance of Common Stock solely in exchange for assets or all of the stock of another Person (whether by merger, exchange or otherwise) in a transaction in which a nationally recognized investment banking firm has advised the Company that the transaction is fair and reasonable to the Company from a financial point of view.

     "Fair Market Value" of any securities shall mean the Market Value thereof and of any consideration other than cash or securities shall mean the amount which a willing buyer would pay to a willing seller in an arm's length transaction as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors.

     "Liquidation Preference" means, on any date, the sum of $10,000 per share of Series H Preferred Stock, plus accrued and unpaid dividends added to the Liquidation Preference in accordance with Section 3(a).

     "Market Value," with respect to any security, means the average of the daily closing prices of such security for the 30 trading day period ending on the relevant date of determination. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, such security is not listed or admitted to trading on the New York Stock Exchange, on the American Stock Exchange, or, if such security is not listed or admitted to trading on the American Stock Exchange, the average of the closing bid and asked prices of such security in the over-the-counter market as reported on the NASDAQ system of the National Association of Securities Dealers, Inc. or if such security is not so quoted, the average of the closing bid and asked price of such security in the over-the-counter market as furnished by any nationally recognized New York Stock Exchange member firm selected by the Company for such purpose. If such security is not so listed, quoted or traded, the closing price shall mean the amount which a willing buyer would pay to a willing seller in an arm's length transaction as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the issuer of such security.

     "Non-Voting Common Stock" means the Company's non-voting common stock, par value $.02 per share and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Non-Voting Common Stock upon any reclassification thereof in which the shares of Non-Voting Common Stock are converted into a new class of capital stock and
(ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Non-Voting Common Stock.

     "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Public Debt" means obligations evidenced by bonds, notes, debentures or other similar instruments issued in an underwritten public offering registered under the Securities Act of 1933, in an offering pursuant to Rule 144A under the Securities Act of 1933 or in an exchange offer registered on Form S-4.

     "Redeemable Capital Stock" means, with respect to any Person, any Capital Stock of such Person that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the last stated maturity of the principal of any Public Debt of such Person outstanding at the time of issuance of such Capital Stock or is redeemable at the option of the holder thereof at any time prior to any such stated maturity, or is convertible into or exchangeable for debt securities at any time prior to any such stated maturity at the option of the holder thereof.

     "Redemption Agent" means a bank or trust company in good standing, organized under the laws of the United States of America or any jurisdiction thereof, having capital, surplus and undivided profits aggregating at least One Hundred Million Dollars, appointed by the Company to act as agent to redeem the Series H Preferred Stock.

     "Voting Common Stock" means the Company's common stock, par value $.02 per share and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Voting Common Stock upon any reclassification thereof in which the shares of Voting Common Stock are converted into a new class of capital stock and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Voting Common Stock.

     "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency). and

     That the issuance of [___] shares of Series H Senior Convertible Participating Cumulative Preferred Stock has been initially authorized by the Board of Directors of said Company.

     In Witness Whereof, the Company has caused this Certificate of Designation to be signed and acknowledged by , and its corporate seal to be hereunto affixed and attested by , this the day of [ ], 1999.

                                             Genesis Health Ventures, Inc.


                                             By:________________________________
                                                  Name:
                                                  Title:


[CORPORATE SEAL]


Attest:

By:______________________________
     Name:
     Title:

                                                                     EXHIBIT C

                         GENESIS HEALTH VENTURES, INC.

                 CERTIFICATE OF DESIGNATION OF SERIES I SENIOR
                     CONVERTIBLE EXCHANGEABLE PARTICIPATING
                           CUMULATIVE PREFERRED STOCK

     Genesis Health Ventures, Inc. (hereinafter referred to as the "Company"), a corporation organized and existing under the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania Law"), in accordance with the provisions thereof, does HEREBY CERTIFY:

     That, pursuant to authority expressly granted to and vested in the Board of Directors of the Company (the "Board of Directors") by the provisions of Article 6 of the Amended and Restated Articles of Incorporation of the Company (the "Articles") and the provisions of Sections 1521 and 1522 of the Pennsylvania Law, the Board of Directors hereby creates a series of the Company's previously authorized preferred stock, par value $.01 per share (the "Preferred Stock"), and determines the designation and number of shares which constitute such series and the relative rights, preferences and limitations of such series as follows:

               SERIES I SENIOR CONVERTIBLE EXCHANGEABLE
               PARTICIPATING CUMULATIVE PREFERRED STOCK

     Section 1. Designation and Amount.

     The shares of such series shall be designated as "Series I Senior Convertible Exchangeable Participating Cumulative Preferred Stock" (the "Series I Preferred Stock"), and the number of shares constituting the Series I Preferred Stock shall be [_______]; provided, that the number of shares constituting the Series I Preferred Stock shall be increased from time to time as necessary for the issuance of additional shares of Series I Preferred Stock as dividends upon the Company's Series H Senior Convertible Participating Cumulative Preferred Stock (the "Series H Preferred Stock") in accordance with the terms thereof. Capitalized terms used without previous definition herein are defined in Section 10 hereof.

     Section 2. Rank.

     The Series I Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank senior to all classes of common stock of the Company, each series of preferred stock of the Company outstanding on the Issue Date and each other class of Capital Stock and series of preferred stock of the Company hereafter created which does not expressly provide that it ranks senior to or on a parity with the Series I Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, the "Junior Securities"). The Series I Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank on a parity with the Series H Preferred Stock and each other series of preferred stock of the Company hereafter created which expressly provides that it ranks on a parity with the Series I Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, the "Parity Securities"); provided, that any such securities not issued in accordance with Section 4(c) hereof shall be deemed to be Junior Securities. The Series I Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank junior to each series of preferred stock of the Company hereafter created which expressly provides that it ranks senior to the Series I Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, the "Senior Securities"); provided, that any such securities not issued in accordance with Section 4(c) hereof shall be deemed to be Junior Securities.

                                                       Series I Preferred Stock
     Section 3. Dividends.

     (a) The holders of shares of Series I Preferred Stock shall be entitled to receive with respect to each share of Series I Preferred Stock, when, as and if declared by the Board of Directors, out of the assets of the Company legally available therefor, cumulative preferential dividends for each Dividend Period in cash calculated based on the then effective Liquidation Preference per share at the rate per annum equal to the greater of (i) the Common Equivalent Rate with respect to such Dividend Period and (ii) the Accrual Rate.

     (b) Dividends shall be payable in arrears on each March 31, June 30, September 30 and December 31, unless such day is not a Business Day, in which event such dividends shall be payable on the next succeeding Business Day (each such date being hereinafter referred to as a "Dividend Payment Date"), commencing on the first Dividend Payment Date in respect of a share of Series I Preferred Stock which is at least seven days after the issuance thereof. For shares of Series I Preferred Stock issued on _________, 1999 (the "Issue Date"), the first dividend payment shall be for the period from and including the Issue Date to but excluding the date of the first Dividend Payment Date, and each dividend payment thereafter shall be for the period from and including the most recent Dividend Payment Date to but excluding the first Dividend Payment Date thereafter. For shares of Series I Preferred Stock issued subsequent to the Issue Date, the first dividend payment shall be for the period from and including the date of issuance thereof to but excluding the date of the first Dividend Payment Date thereafter, and each dividend payment thereafter shall be for the period from and including the most recent Dividend Payment Date to but excluding the first Dividend Payment Date thereafter. Each quarterly period beginning on January 1, April 1, July 1 and October 1 in each year and ending on and including the day next preceding the first day of the next such quarterly period shall be a "Dividend Period". The amount of dividends payable for each full Dividend Period shall be computed by dividing the annual dividend rate by four. Dividends (or amounts equal to accrued and unpaid dividends) payable on Series I Preferred Stock for any period less than a full quarterly Dividend Period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. The record date for determination of holders of Series I Preferred Stock entitled to receive payment of a dividend or distribution declared thereon shall be, with respect to the dividend payable on March 31, June 30, September 30 and December 31 of each year, the preceding March 1, June 1, September 1 and December 1, respectively, or such other record date as shall be fixed by the Board of Directors which record date shall be no less than 30 and no more than 60 calendar days prior to the date fixed for the payment thereof. Dividends and distributions shall be payable to holders of record as they shall appear on the records of the Company on the applicable record date. Dividends on account of arrears for any particular Dividend Period in which dividends were not paid on the applicable Dividend Payment Date shall be added to the then effective Liquidation Preference on the relevant Dividend Payment Date. Any amounts so added to the then effective Liquidation Preference shall be subject to reduction as provided below in Section 3(c).

                                                       Series I Preferred Stock

     (c) An amount equal to accrued and unpaid dividends for any past Dividend Period may be declared and paid on any subsequent Dividend Payment Date to all holders of record on the record date relating to such subsequent Dividend Payment Date. Each such payment shall automatically reduce the then effective Liquidation Preference per share by an amount equal to the aggregate amount of such payment divided by the number of shares of Series I Preferred Stock outstanding on the record date relating to such subsequent Dividend Payment Date; provided, however, that the Liquidation Preference shall not be reduced below $10,000 per share.

     (d) Dividends on the Series I Preferred Stock will accrue, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared, on a daily basis. Dividends will cease to accrue in respect of Series I Preferred Stock on the date of the conversion, redemption or exchange thereof.

     (e) Dividends paid on the shares of Series I Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding, and any remainder not paid as provided above shall be added to the Liquidation Preference as provided above in Section 3(b).

     (f) As long as any Series I Preferred Stock is outstanding, no dividends or other distributions (other than dividends or other distributions payable in shares of, or warrants, rights or options exerciseable for or convertible into shares of, Junior Securities and cash in lieu of fractional shares of such Junior Securities in connection with any such dividends) will be paid on any Junior Securities unless: (i) full cumulative dividends on all outstanding shares of Parity Securities and full cumulative dividends accruing from and after the fifth anniversary of the Issue Date on all outstanding shares of Series I Preferred Stock have been paid, or declared and set aside for payment, for all Dividend Periods terminating on or prior to the payment date of such dividend or distribution and for the current Dividend Period; (ii) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Parity Securities; and (iii) the Company is not in default of any of its obligations to redeem any outstanding shares of Parity Securities or Series I Preferred Stock.

     (g) As long as any Series I Preferred Stock is outstanding, no shares of any Junior Securities may be purchased, redeemed or otherwise acquired by the Company or any of its subsidiaries (except in connection with a reclassification or exchange of any Junior Securities through the issuance of shares of, or warrants, rights or options exerciseable for or convertible into shares of, other Junior Securities (and cash in lieu of fractional shares of such Junior Securities in connection therewith) or the purchase, redemption or other acquisition of any Junior Securities with any shares of, or warrants, rights or options exerciseable for or convertible into shares of, other Junior Securities (and cash in lieu of fractional shares of such Junior Securities in connection therewith)), nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of any Junior Securities.

     (h) As long as any Series I Preferred Stock is outstanding, no dividends or other distributions (other than dividends or other distributions payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, Junior Securities and cash in lieu of fractional shares of such Junior Securities in connection with any such dividends) will be paid on any Parity Securities unless such dividends or other distributions are declared and paid pro rata so that the amounts of any such dividends or other distributions declared and paid per share on outstanding Series I Preferred Stock and each other share of such Parity Securities will in all cases bear to each other the same ratio that the then effective Liquidation Preference per share of outstanding Series I Preferred Stock and the liquidation preference per share of such other outstanding shares of Parity Securities bear to each other.

                                                       Series I Preferred Stock

     (i) As long as any Series I Preferred Stock is outstanding, no shares of any Parity Securities may be purchased, redeemed or otherwise acquired by the Company or any of its subsidiaries (except with shares of, or warrants, rights or options exercisable for or convertible into shares of, Junior Securities and cash in lieu of fractional shares of such Junior Securities in connection therewith) unless the Series I Preferred Stock and such Parity Securities are purchased, redeemed or otherwise acquired pro rata so that the Fair Market Value of the consideration applied to the purchase, redemption or other acquisition of each share of Series I Preferred Stock and each other share of such Parity Securities will in all cases bear to each other the same ratio that the then effective Liquidation Preference per share of outstanding Series I Preferred Stock and the liquidation preference per share of such other outstanding shares of Parity Securities bear to each other.

     (j) Subject to the provisions described above, such dividends or other distributions (payable in cash, property or Junior Securities) as may be determined from time to time by the Board of Directors may be declared and paid on the shares of any Junior Securities and/or Parity Securities and from time to time Junior Securities and/or Parity Securities may be purchased, redeemed or otherwise acquired by the Company or any of its subsidiaries. In the event of the declaration and payment of any such dividends or other distributions, the holders of such Junior Securities and/or Parity Securities, as the case may be, will be entitled, to the exclusion of holders of any outstanding Series I Preferred Stock, to share therein according to their respective interests.

     Section 4. Voting Rights.

     (a) The holders of the Series I Preferred Stock shall have no voting rights other than as set forth in this Section 4 or otherwise provided by law. Holders of the Series I Preferred Stock shall be entitled to vote as a separate class on matters as to which the Pennsylvania Law requires a separate class vote of the Series I Preferred Stock and shall have such other voting rights as are set forth in this Section 4.

     (b) If and whenever at any time (i) the Company shall be in default of any of its obligations to redeem any outstanding shares of Series I Preferred Stock or (ii) dividends on shares of Series I Preferred Stock have not been paid in full in cash for four consecutive fiscal quarters except to the extent that the terms of the Company's then existing indebtedness under bank credit facilities or Public Debt prohibits the payment of such dividends in cash, thereafter and until, in the case of clause (i), the Company shall have fulfilled its redemption obligations and, in the case of clause (ii), until all accrued and unpaid dividends payable in cash, whether or not declared, on the outstanding shares of Series I Preferred Stock shall have been paid in full in cash or declared and cash set apart for the payment thereof (except to the extent that the terms of the Company's then existing indebtedness under bank credit facilities or Public Debt prohibits the payment of such dividends in cash), the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of Series I Preferred Stock and, to the extent that the Series H Preferred Stock is entitled to participate in the election of additional directors pursuant to Section 4(b) of the Certificate of Designations relating to the Series H Preferred Stock, Series H Preferred Stock, voting as a

                                                       Series I Preferred Stock

single class, shall be entitled to elect the two additional directors to serve on the Board of Directors by majority vote at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series I Preferred Stock and Series H Preferred Stock called as hereinafter provided. The remaining directors of the Company shall be elected by the classes of stock entitled to vote therefor, voting together, at each meeting of shareholders held for the purpose of electing directors, all in accordance with the terms and procedures set forth in the Company's Articles and By-Laws. At no time shall the holders of the Series I Preferred Stock and Series H Preferred Stock be entitled to elect more than two additional directors pursuant to this Section 4(b) and Section 4(b) of the Certificate of Designations relating to the Series H Preferred Stock. Whenever, in the case of clause (i), the Company shall have fulfilled its redemption obligation and, in the case of clause (ii), all accrued and unpaid dividends payable in cash, whether or not declared, on the outstanding shares of Series I Preferred Stock shall have been paid in full in cash or declared and cash set apart for the payment thereof (except to the extent that the terms of the Company's then existing indebtedness under bank credit facilities or Public Debt prohibits the payment of such dividends in cash), then, subject to any right to elect additional directors pursuant to Section 4(b) of the Certificate of Designations relating to the Series H Preferred Stock, the right of the holders of the Series I Preferred Stock and Series H Preferred Stock to elect such additional directors pursuant to this Section 4(b) shall cease and the term of office of any person elected as director by the holders of the Series I Preferred Stock and Series H Preferred Stock shall forthwith terminate and the number of directors comprising the Board of Directors shall be reduced accordingly. At any time after voting power to elect a director shall have become vested and be continuing in the holders of Series I Preferred Stock and Series H Preferred Stock pursuant to this Section 4(b) or if a vacancy shall exist in the office of a director elected by the holders of Series I Preferred Stock and Series H Preferred Stock, a proper officer of the Company may, and upon the written request of the holders of record of at least twenty-five percent (25%) of the shares of Series I Preferred Stock and Series H Preferred Stock then outstanding addressed to the Secretary of the Company shall, call a special meeting of the holders of Series I Preferred Stock and Series H Preferred Stock, for the purpose of electing the directors which such holders are entitled to elect. If such meeting shall not be called by a proper officer of the Company within twenty (20) days after personal service of written request upon the Secretary of the Company, or within twenty
(20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the holders of at least twenty-five percent (25%) of the outstanding shares of Series I Preferred Stock and Series H Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series I Preferred Stock and Series H Preferred Stock so designated shall have, and the Company shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.

     (c) So long as any shares of Series I Preferred Stock are outstanding, subject to the applicable provisions of the Pennsylvania Law, the Company shall not, without consent of the holders of at least a majority of the number of shares of Series I Preferred Stock and Series H Preferred Stock at the time outstanding, voting as a class given in person or by proxy, either in writing or by vote at a special meeting called for the purpose:

                                                       Series I Preferred Stock

     (i) increase the number of shares of authorized Series I Preferred Stock or Series H Preferred Stock or issue any additional shares of Series I Preferred Stock or Series H Preferred Stock, other than as contemplated by the terms of the Series I Preferred Stock or the Series H Preferred Stock;

     (ii) amend or modify the relative rights, preferences and limitations of the Series I Preferred Stock or Series H Preferred Stock or amend, alter or repeal any of the provisions of the Company's Articles or By-Laws (including by merger or similar transaction or otherwise) so as to eliminate the Series I Preferred Stock or Series H Preferred Stock or otherwise affect adversely the relative rights, preferences and limitations of the Series I Preferred Stock or Series H Preferred Stock;

     (iii) other than the Series I Preferred Stock and the Series H Preferred Stock, create, authorize, issue or permit to exist any class of Capital Stock or series of preferred stock that ranks senior to or on a parity with the Series I Preferred Stock (other than preferred stock with an aggregate liquidation preference and accrued and unpaid dividends not exceeding $75 million at any time outstanding ranking on a parity with the Series I Preferred Stock with respect to dividend rights and rights on liquidation, winding-up and dissolution) with respect to dividend rights and/or rights on liquidation, winding-up or dissolution, or reclassify any class or series of any Junior Securities into, or authorize any securities exchangeable for, convertible into or evidencing the right to purchase any such class or series; or

     (iv) enter into any transaction or series of transactions which would constitute a Change of Control (as defined below) or engage in any transaction pursuant to Rule 13e-3 under the Securities Exchange Act of 1934, as amended, except in a transaction in which each share of Series I Preferred Stock is converted into or exchanged for the right to receive cash consideration in an amount that is at least equal to the greater of (x) 101% of the then effective Liquidation Preference plus accrued and unpaid dividends from and including the most recent Dividend Payment Date and (y) the Fair Market Value of the consideration the holder of such share of Series I Preferred Stock would be entitled to receive in respect of such share if such holder were to convert such share into the Company's Non-Voting Common Stock as provided in Section 6 immediately prior to the effective time of the transaction. For purposes of this clause (iv), a "Change of Control" shall occur at any time that (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), in a single transaction or through a series of related transactions, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) (but not including, for purposes of this clause
(i), TPG, Cypress and any investment funds under common control with TPG or Cypress, individually or in the aggregate), directly or indirectly, of more than 50% of the total Voting Stock of the Company; (ii) the Company consolidates or merges with or into another corporation or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates or mergers with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities not issued in violation of Section 4(c) or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is changed into or

                                                       Series I Preferred Stock

exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities or other property in an amount which, if there is Public Debt outstanding at the time of such transaction, could be paid under the terms of such Public Debt and (B) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than 50% of the Voting Stock of the surviving corporation immediately after such transaction; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation.

     Section 5. Redemption.

     (a) The Series I Preferred Stock shall not be redeemable except as provided in this Section 5. At any time on or after the twelfth anniversary of the Issue Date, the Series I Preferred Stock shall, to the extent that the Company shall have funds legally available therefore, be redeemable in whole or in part at the option of the holders of the Series I Preferred Stock at a redemption price per share in cash equal to the then effective Liquidation Preference plus accrued and unpaid dividends for the period from and including the most recent Dividend Payment Date through and including the date of redemption.

     (b) If any holder of Series I Preferred Stock desires to exercise such holder's redemption right pursuant to Section 5(a) hereof, such holder shall give written notice to the Company stating such holder's election and specifying the number of shares to be redeemed pursuant to Section 5(a) hereof. Within 10 days after the receipt of such notice, the Company shall give written notice (the "Redemption Notice") to such holder, by first-class mail, postage prepaid, at such holder's address as it appears on the records of the Company,

         (i) notifying such holder of the date fixed for redemption (which shall not be later than 30 days after the receipt by the Company of the Redemption Notice);

         (ii) stating that the Series I Preferred Stock may be converted until the close of business on the Business Day prior to the date of redemption by surrendering to the Company or its transfer agent for the Series I Preferred Stock the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted, and stating the name and address of the transfer agent for the Series I Preferred Stock, if any;

         (iii) stating the place or places at which the shares called for redemption shall, upon presentation and surrender of the certificates evidencing such shares, be redeemed, and the redemption price to be paid therefor;

         (iv) stating that dividends shall cease to accrue on the date of redemption unless the Company defaults in the payment of the redemption price; and

         (v) stating the name and address of the Redemption Agent.

                                                       Series I Preferred Stock

     (c) The Company shall appoint one or more Redemption Agents. All funds necessary for redemption shall be deposited with the Redemption Agent in trust at least two Business Days prior to the date fixed for redemption, for the pro rata benefit of the holders of the Series I Preferred Stock entitled thereto, so as to be and continue to be available therefor.

     (d) If a Redemption Notice shall have been given as hereinbefore provided, then each holder of Series I Preferred Stock shall be entitled to all relative rights, preferences and limitations accorded to holders of the Series I Preferred Stock until and including the date of redemption. Provided that the Company shall have complied with its obligations pursuant to Sections 5(b) and 5(c), from and after the date of redemption, Series I Preferred Stock shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of certificates therefor, to receive amounts to be paid hereunder. Upon redemption of only a portion of the number of shares covered by a certificate representing shares of Series I Preferred Stock surrendered for redemption, the Company shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for redemption, at the expense of the Company, a new certificate covering the number of shares of Series I Preferred Stock as to which redemption was not elected.

     (e) The deposit of monies in trust with the Redemption Agent shall be irrevocable except that the Company shall be entitled to receive from the Redemption Agent the interest or other earnings, if any, earned on any monies so deposited in trust, and the holders of the shares redeemed shall have no claim to such interest or other earnings, and any balance of monies so deposited by the Company and unclaimed by the holders of the Series I Preferred Stock entitled thereto at the expiration of two years from the date of redemption shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for such payment, without interest.

     Section 6. Conversion Rights.

     (a) Subject to and upon compliance with the provisions of this Section 6, the holder of any share of Series I Preferred Stock shall have the right at such holder's option to convert such share of Series I Preferred Stock into fully paid and nonassessable shares of Non-Voting Common Stock, in each case, at the Conversion Price in effect on the date of conversion. The right to convert any shares of Series I Preferred Stock as to which a Redemption Notice or an Exchange Notice has been delivered shall terminate at the close of business on the Business Day prior to the date fixed for redemption or exchange, as the case may be.

     (b) Each share of Series I Preferred Stock shall be converted into a number of shares of Non-Voting Common Stock determined by dividing (i) the sum of the Liquidation Preference on the date of conversion plus accrued and unpaid dividends for the period from and including the most recent Dividend Payment Date through and including the date of conversion by (ii) the Conversion Price in effect on the date of conversion.

     (c) The holder of any shares of Series I Preferred Stock may exercise the conversion right specified in Section 6(a) by surrendering to the Company or its transfer agent for the Series I Preferred Stock the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares are received by the Company. Subject to the provisions of Section 6(f)(vii), as promptly as practicable thereafter, the Company shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Non-Voting Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Non-Voting Common Stock, as provided in Section 6(e).

                                                       Series I Preferred Stock

     (d) Subject to the provisions of Section 6(f)(vii), the person in whose name the certificate or certificates for Non-Voting Common Stock are to be issued shall be deemed to have become a holder of record of such Non-Voting Common Stock immediately prior to the close of business on the date of conversion. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series I Preferred Stock surrendered for conversion, the Company shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of shares of Series I Preferred Stock representing the unconverted portion of the certificate so surrendered.

     (e) No fractional shares of Non-Voting Common Stock shall be issued upon conversion of shares of Series I Preferred Stock. If more than one share of Series I Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of NonVoting Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series I Preferred Stock so surrendered. Instead of any fractional shares of Non-Voting Common Stock that would otherwise be issuable upon conversion of any shares of Series I Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of a share multiplied by the Market Value of the Voting Common Stock.

     (f) The Conversion Price shall be subject to adjustment from time to time as follows.

         (i) Common Stock Issued at Less Than the Market Value. If the Company shall issue any Common Stock, other than Excluded Stock or Common Stock issued in an Excluded Transaction, without consideration or for a consideration per share less than the Market Value immediately prior to such issuance, the Conversion Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such issuance by a fraction (A) the numerator of which is the sum of (1) the number of shares of Voting Common Stock and Non-Voting Common Stock outstanding immediately prior to such issuance and (2) the number of shares of Voting Common Stock and Non-Voting Common Stock that the aggregate consideration, if any, received by the Company upon such issuance, would purchase at such Market Value and (B) the denominator of which is the total number of shares of Voting Common Stock and Non-Voting Common Stock outstanding immediately after such issuance.

              For the purposes of any adjustment of the Conversion Price pursuant to clause (i), the following provisions shall be applicable.

                    (A) Cash. In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                                                       Series I Preferred Stock

                    (B) Consideration Other Than Cash. In the case of the issuance of Non-Voting Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the Fair Market Value thereof, irrespective of any accounting treatment.

                    (C) Options and Convertible Securities. In the case of the issuance of (x) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) (but any adjustment pursuant to this provision shall be made only to the extent any adjustment shall not have been made pursuant to Section 6(f)(iv)(D)), (y) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or (z) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable),

                          (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subclauses (A) and (B) above), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the shares of Common Stock covered thereby,

                          (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such convertible or exchangeable securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such convertible or exchangeable securities or options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in subclauses (A) and (B) above), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof,

                                                       Series I Preferred Stock

                          (3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange (but excluding any change resulting solely from the operation of the anti-dilution provisions thereof if, and only if, such anti-dilution provisions would not require an adjustment to the exercise price or conversion price thereof in the event of any change to the Conversion Price pursuant to the provisions of this Section 6), the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change,

                          (4) on the expiration or cancellation of any such options, warrants or rights that are unexercised, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities and

                          (5) if the Conversion Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

         (ii) Excluded Stock. All shares of Excluded Stock which the Company has reserved for issuance shall be deemed to be outstanding for all purposes of computations under Section 6(f)(i).

      (iii) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Company shall (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide, split or reclassify (by merger, consolidation or otherwise) the outstanding shares of Common Stock into a greater number of shares, (C) combine or reclassify (by merger, consolidation or otherwise) the outstanding Common Stock into a smaller number of shares or
(D) issue any shares of its Common Stock in a reclassification (by merger, consolidation or otherwise), the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series I Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive had such Series I Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

                                                       Series I Preferred Stock

         (iv) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock
(A) of shares of any class other than its Common Stock or (B) of evidence of indebtedness of the Company or any subsidiary or (C) of assets or other property, including but not limited to, securities issued by subsidiaries or others (excluding regular cash dividends, and dividends or distributions referred to in Section 6(f)(iii) above), or (D) of options, warrants or other rights, in each such case the Conversion Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by dividing (1) an amount equal to the difference resulting from (A) the sum of (i) the number of shares of Non-Voting Common Stock outstanding on such record date multiplied by the Conversion Price per share on such record date and (ii) the number of shares of Voting Common Stock outstanding on such record date multiplied by the Conversion Price (determined in accordance with and pursuant to the Certificate of Designations of Series H Preferred Stock) per share on such record date, less (B) the Fair Market Value of such shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (2) the number of shares of Voting Common Stock and Non-Voting Common Stock outstanding on such record date. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, property, options, rights or warrants, as the case may be, to the Conversion Price which would then be in effect if such record date had not been fixed. Rights (including, without limitation, those to be issued pursuant to, and in accordance with, the Rights Agreement, dated as of April 20, 1995, between the Company and Mellon Securities Trust Company, as Rights Agent) issued by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase Equity Securities, which rights (x) are deemed to be transferred with such shares of Common Stock, (y) are not exercisable and (z) are also issued in respect of future issuances of Common Stock, including shares of Common Stock issued upon conversion of the Series I Preferred Stock, in each case in clauses (x) through (z) until the occurrence of a specified event or events (a "Trigger Event"), shall for purposes of this paragraph not be deemed issued until the occurrence of the earliest Trigger Event.

         (v) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation or merger of the Company with or into another corporation or entity, or in case of any sale, lease or conveyance to another corporation or entity of the assets of the Company as an entirety or substantially as an entirety, each share of Series I Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Non-Voting Common Stock issuable (immediately prior to the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Series I Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance, and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series I Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be possible, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series I Preferred Stock.

         (vi) Rounding of Calculations. All calculations under this subparagraph
(f) shall be made to the nearest cent or to the nearest one ten thousandth of a share, as the case may be.

                                                       Series I Preferred Stock

          (vii) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this subparagraph (f) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any share of Series I Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of Common Stock, provided, that the Company, upon request, shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

     (g) Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted, the Company shall forthwith file, at the office of the transfer agent for the Series I Preferred Stock, if any, and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Series I Preferred Stock at its address appearing on the Company's records.

     (h) Notice to Holders. In the event the Company shall propose to take any action of the type described in clause (i) (but only if the action of the type described in clause (i) would result in an adjustment in the Conversion Price),
(iii), (iv) or (v) of Section 6(f), the Company shall give notice to each holder of shares of Series I Preferred Stock, in the manner set forth in subparagraph 6(g), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of Series I Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     (i) Treasury Stock. For the purposes of this paragraph 6, the sale or other disposition of any Common Stock theretofore held in the Company's treasury shall be deemed to be an issuance thereof.

     (j) Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Non-Voting Common Stock upon conversion of any shares of Series I Preferred Stock, provided that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series I Preferred Stock in respect of which such shares are being issued.

                                                       Series I Preferred Stock

     (k) Reservation of Shares. The Company shall reserve at all times so long as any shares of Series I Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares, or both, solely for the purpose of effecting the conversion of the shares of Series I Preferred Stock, sufficient shares of Non-Voting Common Stock to provide for the conversion of all outstanding shares of Series I Preferred Stock.

     (l) Approvals. If any shares of Non-Voting Common Stock to be reserved for the purpose of conversion of shares of Series I Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Non-Voting Common Stock into which the shares of Series I Preferred Stock are then convertible is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Non-Voting Common Stock issuable upon conversion.

     (m) Valid Issuance. All shares of Non-Voting Common Stock which may be issued upon conversion of the shares of Series I Preferred Stock will upon issuance by the Company be duly and validly issued, fully paid and nonassessable, not issued in violation of any preemptive rights arising under law or contract and free from all taxes, liens and charges with respect to the issuance thereof, and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Non-Voting Common Stock).

     Section 7. Liquidation Preference.

     (a) In the event of the liquidation, winding-up or dissolution of the business of the Company, whether voluntary or involuntary, the holders of Series I Preferred Stock then outstanding, after payment or provision for payment of the debts and other liabilities of the Company and the payment or provision for payment of any distribution on any shares of the Company having a preference and a priority over the Series I Preferred Stock on liquidation, and before any distribution to holders of any shares of the Company that are junior and subordinate to the Series I Preferred Stock on liquidation, shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders in respect of each share of Series I Preferred Stock the greater of
(i) the then effective Liquidation Preference per share of Series I Preferred Stock plus accrued and unpaid dividends from and including the most recent Dividend Payment Date through and including the date of liquidation, winding-up or dissolution and (ii) the amount that would be payable to the holders of the Series I Preferred Stock if the shares of Series I Preferred Stock had been converted into shares of Non-Voting Common Stock immediately prior to such liquidation, winding-up or dissolution. In the event the assets of the Company available for distribution to the holders of the Series I Preferred Stock upon any dissolution, winding-up or liquidation of the Company shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding Series I Preferred Stock and of all other Parity Securities, the holders of Series I Preferred Stock and all other Parity Securities shall share ratably in such distribution of assets in proportion to the amount which would be payable on such distribution if the amounts to which the holders of outstanding Series I Preferred Stock and the holders of outstanding shares of such Parity Securities were paid in full. Except as provided in this Section 7, holders of Series I Preferred Stock shall not be entitled to any distribution in the event of the liquidation, winding-up or dissolution of the Company.

                                                       Series I Preferred Stock

     (b) For the purposes of this Section 7, none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company:

         (i) the sale, lease, transfer or exchange of all or substantially all of the assets of the Company; or

         (ii) the consolidation or merger of the Company with or into one or more other corporations or entities (whether or not the Company is the corporation surviving such consolidation or merger).

     Section 8. Exchange.

     (a) The Company shall have the right to exchange the Series I Preferred Stock, in whole or in part, at any time, for Series H Preferred Stock. The number of shares of Series H Preferred Stock to be issued in exchange for each share of Series I Preferred Stock shall equal the then effective Liquidation Preference of a share of Series I Preferred Stock to be exchanged plus accrued and unpaid dividends from and including the most recent Dividend Payment Date through and including the date of exchange, divided by the then effective Liquidation Preference per share of the Series H Preferred Stock, rounded up or down to the nearest full share after taking into account all shares of Series I Preferred Stock owned by the holder thereof; provided, that if such quotient shall result in one-half of a share of Series H Preferred Stock, it shall be rounded up.

     (b) A notice of the Company's intent to exchange any shares of Series I Preferred Stock (the "Exchange Notice") shall be sent by or on behalf of the Company, by first class mail, postage prepaid, to each applicable holder of record at such holder's address as it shall appear on the records of the Company, not less than 30 days or more than 120 days prior to the date fixed for exchange,

         (i) notifying such holder of the election of the Company to exchange such shares and of the date fixed for exchange;

         (ii) stating the number of shares of Series I Preferred Stock held by such holder that the Company intends to exchange;

         (iii) stating the place or places at which the shares called for exchange shall, upon presentation and surrender of the certificates evidencing such shares, be exchanged, and the number of shares of Series H Preferred Stock to be issued in exchange therefor; and

         (iv) stating that dividends shall cease to accrue on the date of exchange.

     (c) On or before the date fixed for exchange, each holder of Series I Preferred Stock called for exchange shall surrender a certificate or certificates representing at least the number of shares of Series I Preferred Stock owned by such holder called for exchange, in the manner and at the place designated in the Exchange Notice. As promptly as practicable after the date fixed for exchange, the Company shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of shares of Series H Preferred Stock to which such holder is entitled. Such shares of Series H Preferred Stock will thereupon be duly authorized, validly issued, fully paid and nonassessable.

                                                       Series I Preferred Stock

     (d) The person in whose name the certificate or certificates for Series H Preferred Stock are to be issued shall be deemed to have become a holder of record of such Series H Preferred Stock immediately prior to the close of business on the date fixed for exchange. Upon exchange of only a portion of the number of shares covered by a certificate representing shares of Series I Preferred Stock surrendered for exchange, the Company shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for exchange, at the expense of the Company, a new certificate covering the number of shares of Series I Preferred Stock representing the unexchanged portion of the certificates so surrendered.

     (e) If an Exchange Notice shall have been given as hereinafter provided, then each holder of Series I Preferred Stock called for exchange shall, with respect to such shares, be entitled to all relative rights, preferences and limitations accorded to holders of the Series I Preferred Stock until and including the date of exchange. From and after the date of exchange, Series I Preferred Stock called for exchange shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall cease and terminate, except the right of the holders of such shares to receive shares of Series H Preferred Stock.

     Section 9. Re-issuance. Series I Preferred Stock that has been issued and reacquired in any manner, including shares purchased, exchanged or converted, shall not be reissued as shares of Series I Preferred Stock and shall (upon compliance with any applicable provisions of the laws of the Commonwealth of Pennsylvania) have the status of authorized and unissued shares of the Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock (including Series I Preferred Stock issued in accordance with Section 1).

     Section 10. Definitions.

     For the purposes hereof, the following definitions shall apply:

     "Accrual Rate" means 5.00%; provided, that the then effective Accrual Rate
shall increase by 0.50% on [   ] of each year beginning on [   ], 2004 up to a
maximum of 8.50%; provided, further, that in the event that on any Dividend Payment Date occurring on or after the 2nd anniversary of the Issue Date the exchange by the Company of any shares of Series I Preferred Stock held by (A) Cypress Merchant Banking Partners, L.P. ("Cypress"), TPG Partners II, L.P. ("TPG") or any investment funds under common control with Cypress or TPG or (B) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) for shares of Series H Preferred Stock would not result in Cypress, TPG and such investment funds or any such "person," respectively, beneficially owning Voting Stock of the Company or securities convertible into or exercisable for Voting Stock of the Company where all such Voting Stock represents more than 49% of the total Voting Stock of the Company, the Accrual Rate for all shares of Series I Preferred Stock held by Cypress, TPG and such investment funds or any

                                                       Series I Preferred Stock

such "person," respectively, shall be increased to the then effective Accrual Rate plus 8.00%; provided, further, that if at any time the Company shall be in default of its obligation to redeem any shares of the Series I Preferred Stock, the then effective Accrual Rate shall be further increased by 2.00%. Notwithstanding the foregoing, if, and for so long as, at any time on or after the 3rd anniversary of the Issue Date, (i) there are no shares of Series H Preferred Stock outstanding and (ii) the exchange of any shares of Series I Preferred Stock held by Cypress, TPG and such investment funds or any "person" for Series H Preferred Stock would result in Cypress, TPG and such investment funds or any such "person," respectively, beneficially owning Voting Stock of the Company or Securities convertible or exercisable for Voting Stock of the Company where all such Voting Stock represents more than 49% of the total Voting Stock of the Company, the Accrual Rate for all shares of Series I Preferred Stock held by Cypress, TPG and such investment funds or any such "person", respectively, shall be 0.00%. For purposes of clause (i), shares of Series H Preferred Stock called for redemption pursuant to Section 5 of the certificate of designations relating to the Series H Preferred Stock shall not be considered outstanding after the date fixed for redemption for such shares; provided, and for so long as, the Company shall have complied in all material respects with its obligations in connection with such redemption.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

     "Capital Stock" means any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) or corporate stock, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such corporate stock.

     "Common Equivalent Rate" means, with respect to any Dividend Period, the quotient of (a) the product of (i) all dividends declared during such Dividend Period with respect to a share of Common Stock, (ii) four and (iii) the number of shares of Common Stock issuable upon conversion of a share of Series I Preferred Stock on the last day of such Dividend Period, divided by (b) the Liquidation Preference of a share of Series I Preferred Stock on the first day of such Dividend Period.

     "Common Stock" means the Voting Common Stock or the Non-Voting Common
Stock.

     "Conversion Price" means the price per share of Non-Voting Common Stock used to determine the number of shares of Non-Voting Common Stock deliverable upon conversion of a share of the Series I Preferred Stock, which price shall initially be $8.75 per share, subject to adjustment in accordance with the provisions of Section 6.

     "Equity Securities" of any Person means any and all common stock, preferred stock, any other class of capital stock and partnership or limited liability company interests of such Person or any other similar interests of any Person that is not a corporation, partnership or limited liability company.

     "Excluded Stock" means shares of Non-Voting Common Stock issued or reserved for issuance by the Company (a) as a stock dividend payable in shares of Non-Voting Common Stock, (b) upon any subdivision or split-up of the outstanding shares of Non-Voting Common Stock or (c) upon conversion of shares of Series I Preferred Stock.

                                                       Series I Preferred Stock

     "Excluded Transaction" means (i) an underwritten public offering of Common Stock and (ii) the issuance of Common Stock solely in exchange for assets or all of the stock of another Person (whether by merger, exchange or otherwise) in a transaction in which a nationally recognized investment banking firm has advised the Company that the transaction is fair and reasonable to the Company from a financial point of view.

     "Fair Market Value" of any securities shall mean the Market Value thereof and of any consideration other than cash or securities shall mean the amount which a willing buyer would pay to a willing seller in an arm's length transaction as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors.

     "Liquidation Preference" means, on any date, the sum of $10,000 per share of Series I Preferred Stock, plus accrued and unpaid dividends added to the Liquidation Preference in accordance with Section 3(a).

     "Market Value," with respect to any security, means the average of the daily closing prices of such security for the 30 trading day period ending on the relevant date of determination. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the American Stock Exchange, or, if such security is not listed or admitted to trading on the American Stock Exchange, the average of the closing bid and asked prices of such security in the over-the-counter market as reported on the NASDAQ system of the National Association of Securities Dealers, Inc. or if the such security is not so quoted, the average of the closing bid and asked price of the such security in the over-the-counter market as furnished by any nationally recognized New York Stock Exchange member firm selected by the Company for such purpose. If such security is not so listed, quoted or traded, the closing price shall mean the amount which a willing buyer would pay to a willing seller in an arm's length transaction as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the issuer of such security.

     "Non-Voting Common Stock" means the Company's non-voting common stock, par value $.02 per share and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Non-Voting Common Stock upon any reclassification thereof in which the shares of Non-Voting Common Stock are converted into a new class of capital stock and
(ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Non-Voting Common Stock.

     "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Public Debt" means obligations evidenced by bonds, notes, debentures or other similar instruments issued in an underwritten public offering requested under the Securities Act of 1933, in an offering pursuant to Rule 144A under the Securities Act of 1933 or in an exchange offer registered on Form S-4.

                                                       Series I Preferred Stock

     "Redeemable Capital Stock" means, with respect to any Person, any Capital Stock of such Person that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the last stated maturity of the principal of any Public Debt of such Person outstanding at the time of issuance of such Capital Stock or is redeemable at the option of the holder thereof at any time prior to any such stated maturity, or is convertible into or exchangeable for debt securities at any time prior to any such stated maturity at the option of the holder thereof.

     "Redemption Agent" means a bank or trust company in good standing, organized under the laws of the United States of America or any jurisdiction thereof, having capital, surplus and undivided profits aggregating at least One Hundred Million Dollars, appointed by the Company to act as agent to redeem the Series I Preferred Stock.

     "Voting Common Stock" means the Company's common stock, par value $.02 per share and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Voting Common Stock upon any reclassification thereof in which the shares of Voting Common Stock are converted into a new class of capital stock and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Voting Common Stock.

     "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

and

     That the issuance of [_____] shares of Series I Senior Convertible Exchangeable Participating Cumulative Preferred Stock has been initially authorized by the Board of Directors of said Company.

                                                       Series I Preferred Stock

     In Witness Whereof, the Company has caused this Certificate of Designation
to be signed and acknowledged by       , and its corporate seal to be hereunto
affixed and attested by      , this the        day of [     ], 1999.


                                  Genesis Health Ventures, Inc.


                                  By:________________________________
                                       Name:
                                       Title:


[CORPORATE SEAL]


Attest:

By:______________________________
     Name:
     Title:

                                                                       Exhibit D

                          Series A Warrant Certificate

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AND IS SUBJECT TO CERTAIN RESTRICTIONS AS SET FORTH IN THE RESTRUCTURING AGREEMENT DATED AS OF ____________, 1999, AMONG THE CYPRESS GROUP L.L.C., TPG PARTNERS II, L.P., NAZEM, INC. AND GENESIS HEALTH VENTURES, INC. (THE "COMPANY"), THE TERMS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY.

No.  W-_____                                     ____________ Warrants

                                SERIES A WARRANTS

                    Exercisable commencing ___________, 1999
                 Void after Expiration Time (as defined herein)

     GENESIS HEALTH VENTURES, INC., a Pennsylvania corporation (the "Company"), hereby certifies that, for value received, ______________, or registered assigns (the "Warrantholder"), is the owner of _______________ Warrants (as defined below), each of which entitles the Warrantholder to purchase from the Company one fully paid, duly authorized and nonassessable share of Voting Common Stock, at any time from and after ____________, 1999 (the "Issue Date") and continuing up to the Expiration Time (as defined herein) at a per share exercise price determined according to the terms and subject to the conditions set forth in this certificate (the "Warrant Certificate"). The number of shares of Voting Common Stock issuable upon exercise of each such Warrant and the exercise price per share of Voting Common Stock are subject to adjustment from time to time pursuant to the provisions of Section 9 of this Warrant Certificate. The Warrants evidenced by this Warrant Certificate are part of a series of warrants to purchase up to 2,000,000 shares of Voting Common Stock (collectively, the "Warrants"), issued pursuant to a Restructuring Agreement, dated as of ___________, 1999 (as it may be amended, supplemented or otherwise modified from time to time, the "Restructuring Agreement"), among The Cypress Group L.L.C., a Delaware limited liability company, TPG Partners II, L.P., a Delaware limited partnership, Nazem, Inc., a Delaware corporation, and the Company, and are entitled to certain rights and privileges and are subject to certain restrictions set forth therein.


     Section 1. Definitions. As used in this Warrant Certificate, the following terms shall have the meanings set forth below:

          1.1 "Articles of Incorporation" means the Amended and Restated Articles of Incorporation of the Company, as amended from time to time.

          1.2 "Board of Directors" means the board of directors of the Company.

          1.3 "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          1.4 "Capital Stock" means any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) or corporate stock, and any and all rights (other any evidence of indebtedness), warrants or options exchangeable for or convertible into such corporate stock.

          1.5 "Closing Price" means, with respect to any security, the average of the daily closing prices of such security for the 30 Trading Day period ending on the relevant date of determination. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case, on The New York Stock Exchange (the "NYSE"), or, if such security is not listed or admitted to trading on the NYSE, on the American Stock Exchange, or if such security is not listed or admitted to trading on the American Stock Exchange, the average of the closing bid and asked prices of such security in the over-the-counter market as reported on the NASDAQ system of the National Association of Securities Dealers, Inc., or if such security is not so quoted, the average of the closing bid and asked prices of such security in the over-the-counter market as furnished by any nationally recognized New York Stock Exchange member firm selected by the Company for such purposes. If such security is not so listed, quoted or traded, the closing price shall mean the amount which a willing buyer would pay to a willing seller in an arm's length transaction as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the issuer of such security.

          1.6 "Common Stock" means the Non-Voting Common Stock or the Voting Common Stock.

          1.7 "Company" has the meaning set forth in the preamble hereto.

          1.8 "Constituent Person" has the meaning set forth in Section 9.3(a) hereof.

          1.9 "Equity Securities" of any Person means any and all common stock, preferred stock, any other class of capital stock and partnership or limited liability company interests of such Person or any other similar interests of any Person that is not a corporation, partnership or limited liability company.

          1.10 "Excluded Stock" means shares of Common Stock issued or reserved for issuance by the Company (a) as a stock dividend payable in shares of Common Stock, (b) upon any subdivision or split-up of the outstanding shares of Common Stock, (c) upon conversion of shares of Series H Preferred Stock or Series I Preferred Stock of the Company or (d) pursuant to bona fide employee benefit plans, provided, that such shares are issued for consideration equal to or greater than the fair value thereof on the date of the award.

          1.11 "Excluded Transaction" means (i) any underwritten public offering of Common Stock or (ii) any issuance of Common Stock solely in exchange for assets or all of the stock of another Person (whether by merger, exchange or otherwise) in a transaction in which a nationally recognized investment banking firm has advised the Company that the transaction is fair and reasonable to the Company from a financial point of view.

          1.12 "Exercise Price" has the meaning set forth in Section 8 hereof.

          1.13 "Expiration Date" means ____________, 2009.

          1.14 "Expiration Time" means 5:00 P.M., New York City time, on the Expiration Date.

          1.15 "Fair Market Value" of any securities shall mean the Closing Price thereof and of any consideration, other than cash or securities, shall mean the amount which a willing buyer would pay to a willing seller in an arm's length transaction as determined by an independent investment banking or appraisal firm experienced in the valuation of such property selected in good faith by the Board of Directors.

          1.16 "Fractional Warrant Share" means any fraction of a whole share of Voting Common Stock issued, or issuable upon, exercise of the Warrants.

          1.17 "Issue Date" has the meaning set forth in the preamble hereto.

          1.18 "Non-Electing Shares" has the meaning set forth in Section 9.3(a) hereof.

          1.19 "Non-Voting Common Stock" means the non-voting common stock, par value $.02 per share, of the Company.

          1.20 "NYSE" has the meaning set forth in Section 1.5 hereof.

          1.21 "Organic Change" means, with respect to any Person, any transaction (including without limitation any recapitalization, capital reorganization or reclassification of any class or series of Equity Securities, any consolidation of such Person with, or merger of such Person into, any other Person, any merger of another Person into such Person (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of such Person), and any sale or transfer or lease of all or substantially all of the assets of such Person, but not including any stock split, combination or subdivision which is the subject of Section 9.1(c)) pursuant to which any class or series of Equity Securities of such Person is converted into the right to receive other securities, cash or other property.

          1.22 "Person" means any individual, firm, corporation, company, limited liability company, association, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

          1.23 "Restructuring Agreement" has the meaning set forth in the preamble hereto.

          1.24 "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          1.25 "Trading Day" means, with respect to any security, any day on which the NYSE is open for trading, or if the shares of such security are not listed or admitted to trading on the NYSE, any day on which the principal national securities exchange or national quotation system on which the shares of such security are listed, admitted to trading or quoted is open for trading, or if the shares of such security are not so listed, admitted to trading or quoted, any Business Day.

          1.26 "Trigger Event" has the meaning set forth in Section 9.1(a) hereof.

          1.27 "Voting Common Stock" means the voting common stock, par value $.02 per share, of the Company.

          1.28 "Warrant Certificate" has the meaning in the preamble hereto.

          1.29 "Warrant Register" has the meaning set forth in Section 2.2 hereof.

          1.30 "Warrant Shares" means the shares of Voting Common Stock issued, or issuable upon, exercise of the Warrants.

          1.31 "Warrantholder" has the meaning set forth in the preamble hereto.

          1.32 "Warrants" has the meaning set forth in the preamble hereto.

     Section 2. Transferability.

          2.1. Registration. The Warrants shall be issued only in registered form.

          2.2. Transfer. The Warrants evidenced by this Warrant Certificate may be sold or otherwise transferred at any time (except as such sale or transfer may be restricted pursuant to the Securities Act or any applicable state securities laws) and any such sale or transfer shall be effected on the books of the Company (the "Warrant Register") maintained at its principal executive offices upon surrender of this Warrant Certificate for registration of transfer duly endorsed by the Warrantholder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Warrant certificate or certificates in appropriate denominations to the Person or Persons entitled thereto.

     Section 3. Exchange of Warrant Certificate. Any Warrant certificate may be exchanged for another certificate or certificates of like tenor entitling the Warrantholder to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitles such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the Person entitled thereto a new Warrant certificate or certificates as so requested.

     Section 4. Term of Warrants; Exercise of Warrants.

          4.1. Duration of Warrants. On the terms and subject to the conditions set forth in this Warrant Certificate, the Warrantholder may exercise the Warrants evidenced hereby, in whole or in part, at any time and from time to time after the Issue Date and before the Expiration Time. If the Warrants evidenced hereby are not exercised by the Expiration Time, they shall become void, and all rights hereunder shall thereupon cease.

          4.2. Exercise of Warrant.

               (a) On the terms and subject to the conditions set forth in this Warrant Certificate, the Warrantholder may exercise the Warrants evidenced hereby, in whole or in part, by presentation and surrender to the Company of this Warrant Certificate together with the attached Election to Exercise duly filled in and signed, and accompanied by payment to the Company of the Exercise Price for the number of Warrant Shares specified in such Election to Exercise. Payment of the aggregate Exercise Price shall be made in cash in an amount equal to the aggregate Exercise Price.

               (b) On the terms and subject to the conditions set forth in this Warrant Certificate, upon such presentation and surrender of this Warrant Certificate and payment of such aggregate Exercise Price as set forth in paragraph (a) of this Section 4.2, the Company shall promptly issue and cause to be delivered to the Warrantholder, or to such Persons as the Warrantholder may designate in writing, a certificate or certificates (in such name or names as the Warrantholder may designate in writing) for the specified number of duly authorized, fully paid and nonassessable Warrant Shares issuable upon exercise, and shall deliver to the Warrantholder cash, as provided in Section 10 hereof, with respect to any Fractional Warrant Shares otherwise issuable upon such surrender. In the event that the Warrants evidenced by this Warrant Certificate are exercised in part prior to the Expiration Time, the Company shall issue and cause to be delivered to the Warrantholder, or to such Persons as the Warrantholder may designate in writing, a certificate or certificates (in such name or names as the Warrantholder may designate in writing) evidencing any remaining unexercised Warrants.

               (c) Each Person in whose name any certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on the first date on which both the Warrant certificate evidencing the respective Warrants was surrendered and payment of the Exercise Price and any applicable taxes was made, irrespective of date of issue or delivery of such certificate.

     Section 5. Payment of Taxes. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Warrant Shares or of other securities or property deliverable upon exercise of the Warrants evidenced by this Warrant Certificate or certificates representing such shares or securities (other than income taxes imposed on the Warrantholder); provided that the Company shall not be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issuance of any certificate for Warrant Shares or other securities or property, or payment of cash, to any Person other than the holder of the Warrant certificate surrendered upon exercise, and in case of any such tax or charge, the Company shall not be required to issue any security or property or pay any cash until such tax or charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is payable.

     Section 6. Mutilated or Missing Warrant. If any Warrant certificate is lost, stolen, mutilated or destroyed, the Company shall issue in exchange and substitution for any mutilated Warrant certificate upon surrender and cancellation of such mutilated Warrant certificate, or in lieu of and substitution for any Warrant certificate lost, stolen or destroyed upon receipt of a proper affidavit or other evidence reasonably satisfactory to the Company and bond of indemnity in form and amount and with corporate surety reasonably satisfactory to the Company protecting the Company, a new Warrant certificate of like tenor and representing an equivalent number of Warrants as the Warrant certificate so lost, stolen, mutilated or destroyed. Any such new Warrant certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant certificate shall be at any time enforceable by anyone. An applicant for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe. All Warrant certificates shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement of lost, stolen, mutilated or destroyed Warrant certificates, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

     Section 7. Reservation of Shares. The Company hereby agrees that there shall be reserved for issuance and delivery upon exercise of the Warrants evidenced by this Warrant Certificate, free from preemptive rights, the number of shares of authorized but unissued shares of Voting Common Stock as shall be required for issuance or delivery upon exercise of all of the Warrants evidenced by this Warrant Certificate. The Company further agrees that it will not, by amendment of the Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company. Without limiting the generality of the foregoing, the Company agrees that before taking any action which would cause an adjustment reducing the Exercise Price below the then-par value of Warrant Shares issuable upon exercise hereof, the Company shall from time to time take all such action that may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Voting Common Stock at the Exercise Price as so adjusted.

     Section 8. Exercise Price. The price per share (the "Exercise Price") at which Warrant Shares shall be purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate shall be $5.00, subject to adjustment pursuant to Section 9 hereof.

     Section 9. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate and the Exercise Price thereof shall be subject to adjustment from time to time after the date hereof upon the happening of certain events, as follows:

          9.1. Adjustments to Exercise Price. The Exercise Price shall be subject to adjustment from time to time as follows:

               (a) Common Stock Issued at Less Than the Closing Price. If the Company shall issue any Common Stock, other than Excluded Stock or Common Stock issued in an Excluded Transaction, without consideration or for a consideration per share less than the Closing Price immediately prior to such issuance, the Exercise Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to such issuance by a fraction (1) the numerator of which shall be the sum of (A) the number of shares of Voting Common Stock and Non-Voting Common Stock outstanding immediately prior to such issuance and (B) the number of shares of Voting Common Stock and Non-Voting Common Stock that the aggregate consideration, if any, received by the Company upon such issuance, would purchase at such Closing Price and (2) the denominator of which shall be the total number of shares of Voting Common Stock and Non-Voting Common Stock outstanding immediately after such issuance.

               For purposes of any adjustment of the Exercise Price pursuant to this subsection (a), the following provisions shall be applicable.

                    (i) Cash. In the case of the issuance of Common Stock for
               cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such shares before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (ii) Consideration Other Than Cash. In the case of the
               issuance of shares of any class of Common Stock (otherwise than upon conversion of shares of Capital Stock of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the Fair Market Value thereof, irrespective of any accounting treatment.

                    (iii) Options and Convertible Securities. In the case of the issuance of (x) options, warrants or rights to purchase or acquire Common Stock (whether or not at the time exercisable) (but any adjustment pursuant to this provision shall be made only to the extent any adjustment shall not have been made pursuant to
               Section 9(d)(iv) hereof), (y) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or (z) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable),

                         (A) the aggregate maximum number of shares of Common
               Stock deliverable upon exercise of such options, warrants or rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the price (determined in the manner provided in the immediately preceding subclauses (i) and
               (ii) of this Section 9.1(a)), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the shares of Common Stock covered thereby,

                         (B) the aggregate maximum number of shares of Common
               Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such convertible or exchangeable securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such convertible or exchangeable securities or options, warrants or rights (excluding any cash received on account of accrued interest or dividends), plus the additional consideration (determined in the manner provided in the immediately preceding subclauses (i) and (ii) of this Section 9.1(a)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof,

                         (C) on any change in the number of shares of Common
               Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange (but excluding any change resulting solely from the operation of the anti-dilution provisions thereof if, and only if, such anti-dilution provisions would not require an adjustment to the exercise price or conversion price thereof in the event of any change to the Exercise Price pursuant to the provisions of this Section 9.1), the Exercise Price as then in effect shall forthwith be readjusted to such Exercise Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change,

                         (D) on the expiration or cancellation of any such
               options, warrants or rights that are unexercised, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Exercise Price shall have been adjusted upon the issuance thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities and

                         (E) if the Exercise Price shall have been adjusted upon
               the issuance of any such options, warrants or rights or convertible or exchangeable securities, no further adjustment of the Exercise Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

                    (b) Excluded Stock. All shares of Excluded Stock which the
               Company has reserved for issuance shall be deemed to be outstanding for all purposes of computations under Section 9.1(a) hereof.

                    (c) Stock Dividends, Subdivisions, Reclassifications or
               Combinations. If the Company shall declare a dividend or make a distribution on the Common Stock in shares of Common Stock, then the Exercise Price in effect at the time of the record date for such dividend shall immediately be reduced to a price determined by multiplying such Exercise Price by a fraction (i) the numerator of which shall be the number of shares of Voting Common Stock and Non-Voting Common Stock outstanding at the close of business on such record date and (ii) the denominator of which shall be the sum of such number of shares of Voting Common Stock and Non-Voting Common Stock outstanding and the total number of shares of Voting Common Stock and Non-Voting Common Stock constituting such dividend or distribution. If the Company shall split, subdivide or reclassify (including by way of merger, consolidation or otherwise) the outstanding shares of Common Stock into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such split, subdivision or reclassification becomes effective shall immediately be proportionately reduced, and, conversely, if the Company shall combine or reclassify (including by way of merger, consolidation or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall immediately be proportionately increased. Successive adjustments in the Exercise Price shall be made whenever any event specified above shall occur.

                    (d) Other Distributions. In case the Company shall fix a
               record date for the making of a distribution to all holders of shares of its Common Stock of (i) shares of any class other than the Common Stock, (ii) evidences of indebtedness of the Company or any subsidiary, (iii) assets or other property, including but not limited to, securities issued by subsidiaries or others (excluding regular cash dividends, and dividends or distributions referred to in Section 9.1(c) hereof), or (iv) options, warrants or other rights, in each such case the Exercise Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by dividing (x) an amount equal to the difference resulting from (1) the number of shares of Voting Common Stock and Non-Voting Common Stock outstanding on such record date multiplied by the Exercise Price per share of Voting Common Stock on such record date, less (2) the Fair Market Value of such shares or evidences of indebtedness, assets, property, options, warrants or rights to be so distributed, by (y) the number of shares of Voting Common Stock and NonVoting Common Stock outstanding on such record date. Such adjustment shall be made successively whenever such a record date is fixed. Rights (including, without limitation, those to be issued pursuant to, and in accordance with, the Rights Agreement, dated as of April 20, 1995, between the Company and Mellon Securities Trust Company, as Rights Agent) issued by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase Equity Securities, which rights (A) are deemed to be transferred with such shares of Common Stock, (B) are not exercisable and (C) are also issued in respect of future issuances of Common Stock, including shares of Common Stock issued upon exercise of the Warrants evidenced by this Warrant Certificate, in each case in clauses (A) through (C) until the occurrence of a specified event or events (a "Trigger Event"), shall for purposes of this paragraph not be deemed issued until the occurrence of the earliest Trigger Event.

                    (e) Minimum Adjustment Requirement. No adjustment shall be required unless such adjustment would result in an increase or decrease of at least $0.01 in the Exercise Price then subject to adjustment; provided, however, that any adjustments that are not made by reason of this subsection (e) shall be carried forward and taken into account in any subsequent adjustment. In case the Company shall at any time issue shares of Common Stock by way of dividend on any stock of the Company or split, subdivide or reclassify the outstanding shares of any class of Common Stock, or combine the outstanding shares of Common Stock, said amount of $0.01 specified in the preceding sentence (as theretofore increased or decreased, if said amount shall have been adjusted in accordance with the provisions of this subsection (g)) shall forthwith be proportionately increased in the case of such a combination or decreased in the case of such a split, subdivision or reclassification or stock dividend so as appropriately to reflect the same.

                    (f) Calculations. All calculations under this Section 9.1
               shall be made to the nearest $0.01 or to the nearest one ten thousandth of a share, as the case may be.

                    (g) Certificate. Whenever an adjustment in the Exercise
               Price is made as required or permitted by the provisions of this
               Section 9.1, the Company shall promptly prepare a certificate of an authorized officer of the Company setting forth (i) the adjusted Exercise Price as provided in this Section 9.1 and a brief statement of the facts requiring such adjustment and the computation thereof and (ii) the number of shares of Voting Common Stock (or portions thereof) purchasable upon exercise of a Warrant after such adjustment in the Exercise Price in accordance with Section 9.2 hereof and the record date therefor, and promptly after preparing such certificate shall mail or cause to be mailed a notice of such adjustment to each Warrantholder at his or her last address as the same appears on the Warrant Register.

                    (h) Notice. In case:

                         (i) the Company shall declare any dividend or any
                    distribution of any kind or character (whether in cash, securities or other property) on or in respect of shares of any class of Common Stock or to the shareholders of the Company (in their capacity as such), excluding any regular periodic cash dividend paid out of current or retained earnings (as such terms are used in generally accepted accounting principles); or

                         (ii) the Company shall authorize the granting to the
                    holders of shares of Common Stock of rights to subscribe for or purchase any shares of capital stock or of any other right; or

                         (iii) of any reclassification of shares of any class of
                    Common Stock (other than a split, subdivision or combination of outstanding shares of any class of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                         (iv) of the voluntary or involuntary dissolution,
                    liquidation or winding up of the Company;

               then the Company shall cause to be mailed to the Warrantholders, at their last addresses as they shall appear upon the Warrant Register, at least ten days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and, if applicable, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange shares of any class of Common Stock for securities or other property (including cash) deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice, or any defect therein, shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

                    (i) Section 305. Anything in this Section 9.1 to the
               contrary notwithstanding, the Company shall be entitled, but not required, to make such reductions in the Exercise Price, in addition to those required by this Section 9.1, as it in its discretion shall determine to be advisable, including, without limitation, in order that any dividend in or distribution of shares of Common Stock or shares of capital stock of any class other than Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights or warrants, or any other transaction having a similar effect, shall not be treated as a distribution of property by the Company to its shareholders under Section 305 of the Internal Revenue Code of 1986, as amended, or any successor provision and shall not be taxable to them.

                    (j) When Adjustment Not Required. If the Company shall take a record of the holders of any class of Common Stock for purposes of taking any action that requires an adjustment of the Exercise Price under this Section 9, and shall, thereafter and before the effective date of such action, legally abandon its plan to take such action, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          9.2. Adjustment to Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to Section 9.1 hereof, the number of Warrant Shares purchasable upon exercise of a Warrant outstanding prior to the effectiveness of such adjustment shall be adjusted to the number, calculated to the nearest one-hundredth of a share, obtained by (a) multiplying the number of Warrant Shares purchasable immediately prior to such adjustment upon the exercise of a Warrant by the Exercise Price in effect prior to such adjustment and (b) dividing the product so obtained by the Exercise Price in effect after such adjustment of the Exercise Price.

          9.3. Organic Change.

               (a) Company Survives. Upon the consummation of an Organic Change (other than a transaction in which the Company is not the surviving entity), lawful provision shall be made as part of the terms of such transaction whereby the terms of the Warrant Certificates shall be modified, without payment of any additional consideration therefor, so as to provide that upon exercise of Warrants following the consummation of such Organic Change, the Warrantholders of such Warrants shall have the right to purchase only the kind and amount of securities, cash and other property receivable upon such Organic Change by a holder of the number of Warrant Shares into which such Warrants might have been exercised immediately prior to such Organic Change, assuming such holder of Warrant Shares (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which a sale, transfer or lease of all or substantially all of the assets of the Company was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person, and (ii) failed to exercise his rights of election, if any, as to the kind and amount of securities, cash and other property receivable upon such Organic Change (provided that if the kind and amount of securities, cash and other property receivable upon such Organic Change is not the same for each share of Common Stock held immediately prior to such Organic Change by Persons others than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Shares"), then for the purpose of this subsection (a) the kind and amount of securities, cash and other property receivable upon such Organic Change by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the NonElecting Shares); provided, however, that no adjustment shall be made as a result of such Organic Change to the Exercise Price or the number of Warrant Shares notwithstanding any provision of Section 9 hereof unless any event requiring any such adjustment shall have occurred or shall occur prior to, upon or after such Organic Change. Lawful provision also shall be made as part of the terms of the Organic Change so that all other terms of the Warrant Certificates shall remain in full force and effect following such an

          Organic Change. The provisions of this Section 9.3(a) shall similarly apply to successive Organic Changes.

               (b) Company Does Not Survive. The Company shall not enter into an Organic Change that is a transaction in which the Company is not the surviving entity unless lawful provision shall be made as part of the terms of such transaction whereby the surviving entity shall issue new securities to each Warrantholder, without payment of any additional consideration therefor, with terms that provide that upon the exercise of the Warrants, the Warrantholders of such Warrants shall have the right to purchase only the kind and amount of securities, cash and other property receivable upon such Organic Change by a holder of the number of Warrant Shares into which such Warrants might have been exercised immediately prior to such Organic Change, assuming such holder of Warrant Shares (i) is not a Constituent Person or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind and amount of securities, cash and other property receivable upon such Organic Change (provided that if the kind and amount of securities, cash and other property receivable upon such Organic Change is not the same for each Non-Electing Share, then for the purpose of this subsection (b) the kind and amount of securities, cash and other property receivable upon such Organic Change by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); provided, however, that no adjustment shall be made as a result of such Organic Change to the Exercise Price or the number of Warrant Shares notwithstanding any provision of Section 9 hereof unless any event requiring any such adjustment shall have occurred or shall occur prior to, upon or after such Organic Change. The certificate or articles of incorporation or other constituent document of the surviving entity shall provide for such adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be equivalent to the adjustments provided for in Section 9.1 hereof.

          9.4. Statement on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to Section 9.1 or
     Section 9.2 hereof, and Warrants issued after such adjustment may state the same Exercise Price and the same number of Warrant Shares as are stated in this Warrant Certificate.

     Section 10. Fractional Interests. The Company shall not be required to issue Fractional Warrant Shares on the exercise of the Warrants evidenced by this Warrant Certificate. If any Fractional Warrant Share would, but for the provisions of this Section 10, be issuable on the exercise of the Warrants evidenced by this Warrant Certificate (or specified portions thereof), the Company shall pay an amount in cash equal to the fraction of a Warrant Share represented by such Fractional Warrant Share multiplied by the Closing Price on the day of such exercise.

     Section 11. No Rights as Shareholder. Nothing in this Warrant Certificate shall be construed as conferring upon the Warrantholder or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends, consent or receive notices as a shareholder with respect to any meeting of shareholders for the election of directors of the Company or any other matter.

     Section 12. Successors. All the covenants and provisions of this Warrant Certificate by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

     Section 13. Governing Law; Etc. The validity, construction and performance of this Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of New York without reference to its conflict of laws rules. Each of the parties hereto irrevocably consents to the service of process in any action or proceeding hereunder by the mailing of copies thereof by registered or certified airmail, postage prepaid, if to (i) the Company, at 148 West State Street, Kennett Square, Pennsylvania 19348, Attention: General Counsel, or at such other address specified by the Company in writing to the Warrantholder, and
(ii) any Warrantholder, at the address of such Warrantholder specified in the Warrant Register. The foregoing shall not limit the rights of any party hereto to serve process in any other manner permitted by the law or to obtain execution of judgment in any other jurisdiction. The parties agree to waive any and all rights that they may have to a jury trial with respect to disputes arising out of this Agreement.

     Section 14. Benefits of this Agreement. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the Warrantholder any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and the Warrantholder.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of this ____th day of ______________, 1999.


                                   GENESIS HEALTH VENTURES, INC.

                                   By: ________________________________
                                   Name:
                                   Title:


Attest:

_______________________________

                              ELECTION TO EXERCISE
                   (To be executed upon exercise of Warrants)

To GENESIS HEALTH VENTURES, INC.:

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ____________ Warrant Shares, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash in the amount of $_____________.

     Please issue a certificate or certificates for such Warrant Shares in the name of, and pay any cash for any Fractional Warrant Shares to (please print name address and social security or other identifying number)(1)*:

Name:       _____________________________________


Address:    _____________________________________

            _____________________________________

            _____________________________________


Soc. Sec.:  _____________________________________


AND, if said number of Warrant Shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the Warrant Shares purchasable thereunder rounded up to the next higher whole number of Warrant Shares.

                                   Signature:** ________________________________

-------------------
* The Warrant Certificate contains restrictions on the sale and other transfer of the Warrants evidenced by such Warrant Certificate.

** The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

                                 ASSIGNMENT FORM
                 (To be signed only upon assignment of Warrant)

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
          (Name and Address of Assignee must be Printed or Typewritten)

Warrants to purchase ___________________ Warrant Shares of the Company, evidenced by the within Warrant Certificate hereby irrevocably constituting and appointing __________________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.


Dated: ____________________,_____

                                         ____________________________________
                                         Signature of Registered Holder*


                                         ____________________________________
Signature Guaranteed:                    Signature of Guarantor


--------------------
* The above signature should correspond exactly with the name on the face of this Warrant Certificate.

                                                                    EXHIBIT F


                                IRREVOCABLE PROXY

         This Irrevocable Proxy is given pursuant to the Restructuring Agreement, dated as of _______, 1999 (the "Restructuring Agreement"), among The Cypress Group L.L.C., TPG Partners II, L.P., Nazem, Inc. and Genesis Health Ventures, Inc. ("Genesis"). All capitalized terms used in this Irrevocable Proxy without definition shall have the meanings specified in the Restructuring Agreement.

         ___________ ("Security Holder") hereby grants to and appoints Genesis as Security Holder's irrevocable proxy and attorney-in-fact (with full power of substitution) to vote in the manner specified below in connection with any vote in which the holders of Genesis Voting Common Stock are entitled to vote generally, other than a vote relating to an amendment to Genesis' articles of incorporation to amend, modify or change the terms of any class or series of preferred stock, the Proxy Securities owned by Security Holder as of the application record date.

         For purposes of this Irrevocable Proxy,

             (a) "Proxy Securities" shall mean, as of any date, the number of Transaction Voting Securities representing a number of votes equal to the product of (i) the Total Proxy Voting Power as of such date and (ii) a fraction, the numerator of which shall be the Security Holder Voting Power as of such date and the denominator of which shall be the Sponsor Voting Power as of such date;

             (b) "Security Holder Voting Power" shall mean, as of any date, the number of votes entitled to be cast by Security Holder as of such date by virtue of its ownership of Transaction Voting Securities as of such date;

             (c) "Sponsor Non-Proxy Voting Power" shall mean, as of any date, the number of votes equal to the product of (i) the excess of (A) the Total Voting Power as of such date over (B) the Sponsor Voting Power as of such date and (ii) 0.5385; provided, however, that in no event shall the "Sponsor Non-Proxy Voting Power" determined in accordance with the foregoing as of any date exceed 35% of the sum of (i) the excess of (A) the Total Voting Power as of such date over
                    (B) the Sponsor Voting Power as of such date and (ii) the Sponsor Non-Proxy Voting Power as so determined;

             (d) "Sponsor Voting Power" shall mean, as of any date, the aggregate number of votes entitled to be cast by the Sponsors and the Sponsor Affiliates as of such date by virtue of their ownership of Transaction Voting Securities as of such date;

             (e) "Total Proxy Voting Power" shall mean, as of any date, the number of votes equal to the excess, if any, of (i) the Sponsor voting Power as of such date over (ii) the Sponsor Non-Proxy Voting Power as of such date; and

             (f) "Total Voting Power" shall mean, as of any date, the total number of votes entitled to be cast by all holders of voting securities of Genesis as of such date.

         In making the foregoing calculations, each calculation (other than for Proxy Securities) shall be rounded to four decimal places, and the calculation of Proxy Securities shall be rounded to the nearest whole number.

         Genesis shall cast the votes represented by the Proxy Securities, which it is entitled to cast hereby, on any matter to be voted upon "for", "against" or as an abstention in the same proportion as are cast all the voting securities of Genesis which are actually cast on such matter, excluding only the votes representing the Total Proxy Voting Power cast pursuant to Irrevocable Proxies granted by the Sponsors or Sponsor Affiliates pursuant to the Restructuring Agreement.

         Security Holder intends this proxy to be irrevocable and coupled with an interest.

         Security Holder agrees to take or cause to be taken all action and to do or cause to be done all things necessary or advisable to make this Irrevocable Proxy effective.

         No action taken pursuant to this Irrevocable Proxy shall be nullified or otherwise affected by any interest that Genesis or any of its affiliates may have in the matter acted upon, notwithstanding any interest that Security Holder may have in any such matter. Genesis shall have no fiduciary or other duty to Security Holder arising out of this Irrevocable Proxy.

         This Irrevocable Proxy shall be valid and in effect for so long as Security Holder shall own any Transaction Voting Securities (which may be longer than three years); provided, that this Irrevocable Proxy shall terminate upon any termination of the standstill provisions contained in Section 5.5 of the Restructuring Agreement.

         THIS PROXY SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.




                                         [Security Holder]


                                      By:
                                         ------------------------------------
                                          Name:
                                          Title: